                                                                   CONFIDENTIAL
--------------------------------------------------------------------------------







                               CHERRY CORPORATION



                      PRESENTATION TO THE SPECIAL COMMITTEE
                            OF THE BOARD OF DIRECTORS


                                  June 1, 2000










--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------







                   1.       BACKGROUND


                   2.       SUMMARY OF VALUATION ANALYSES

                            A.       DISCOUNTED CASH FLOW ANALYSES

                            B.       COMPARABLE COMPANY ANALYSES

                            C.       COMPARABLE ACQUISITIONS ANALYSES

                            D.       BREAK-UP ANALYSIS

                            E.       LEVERAGED BUYOUT ANALYSES

                            F.       PREMIUMS ANALYSIS


                   3.       APPENDICES

                            A.       LETTERS FROM SHAREHOLDERS

                            B.       RECENT ARTICLES IN MAJOR PUBLICATIONS



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------








                      -----------------------------------


                                   BACKGROUND


                      -----------------------------------








--------------------------------------------------------------------------------

IMPLIED VALUATION OF THE CHERRY GROUP ORIGINAL PROPOSAL ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------

   * On April 24, 2000, the Cherry Group proposed to acquire all of the outstanding shares of Cherry it did not own for $18.75 per share

   * The Cherry Group currently owns approximately 54% of the outstanding shares of Cherry

   * The Cherry Group's bid of $18.75 per share implies the following premiums and multiples:


   ----------------------------------------------------------
                          IMPLIED MARKET CAPITALIZATION
   ----------------------------------------------------------

   OFFER PRICE                                        $18.75

   Total Shares Outstanding (MM)                       10.04
   Plus:  Option Value                                  4.40
                                                        -----

   EQUITY MARKET VALUE                                $192.7

   Plus:  Net Debt (1)                                 (93.0)
                                                       ------
   ADJUSTED MARKET VALUE                               $99.7
   -----------------------------------------------------------



   -------------------------------------------------------------------------------------------------------
                         SHARE PRICE PREMIUM COMPARISON
   -------------------------------------------------------------------------------------------------------
                                                                                           52-WEEK
                                                                                    ----------------------
                                              1-DAY        1-WEEK       4-WEEK       HIGH         LOW
                                             ------------  ------------ ----------- ------------ ---------

   SHARE PRICE PRIOR TO 4/24/00 (2)             $13.00        $12.63      $15.50       $26.00       $9.75


   PREMIUM IMPLIED BY THE $18.75 OFFER           44.2%         48.5%       21.0%       (27.9%)      92.3%

   Median Premiums Paid (3)                      23.5%         24.7%       27.7%      NA           NA

   IMPLIED CHERRY PURCHASE PRICE                $16.06        $15.74      $19.80      NA           NA
   -------------------------------------------------------------------------------------------------------



   ---------------------------------------------------------------------------------------
         CHERRY ACQUISITION MULTIPLES IMPLIED BY $18.75 PER SHARE PRICE
   ---------------------------------------------------------------------------------------

                          AMOUNTS
                        ------------------------------------------------------------------
                           SALES        EBITDA        EBIT          NI            BV
                        ------------- ------------ ------------ ------------  ------------
     PRO FORMA FY 00          $360.7        $35.9        $11.1         $5.8        $174.2
   ---------------------------------------------------------------------------------------



   -------------------------------------------------------------
   CHERRY ACQUISITION MULTIPLES IMPLIED BY $18.75 PER SHARE PRICE
   -------------------------------------------------------------
            ADJUSTED MARKET VALUE          EQUITY MARKET VALUE
              AS A MULTIPLE OF               AS A MULTIPLE OF
   -------------------------------------- ----------------------
      SALES        EBITDA        EBIT         NI           BV
   ------------  ------------ ----------- ------------ ---------
       0.3x          2.8x         9.0x         NM          1.1x
   -------------------------------------------------------------



   ---------------------------------------------------------------------------------------------------------------------------------
                COMPARABLE COMPANIES MULTIPLES (BASED ON MEDIAN)
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                  ADJUSTED MARKET VALUE
                                                                                    AS A MULTIPLE OF
                                                                      ---------------------------------------------------
                                                                         SALES        EBITDA        EBIT         FCF         P/E
                                                                      ------------  ------------ ----------- ------------ ----------
   AUTOMOTIVE ELECTRONICS COMPARABLE COMPANIES LTM MULTIPLES           0.9x          7.7x        12.6x        14.2x       22.3x
   COMPUTER PERIPHERALS COMPARABLE COMPANIES LTM MULTIPLES             1.4x          10.8x       10.1x        12.8x       11.4x
   SWITCHES & CONTROLS COMPARABLE COMPANIES LTM MULTIPLES              0.5x          8.2x         9.6x        7.6x        14.2x

   AUTOMOTIVE ELECTRONICS COMPARABLE ACQUISITIONS LTM MULTIPLES        0.9x          7.3x        10.7x         NA         17.8x
   COMPUTER PERIPHERALS COMPARABLE ACQUISITIONS LTM MULTIPLES          1.6x          7.5x        13.2x         NA         20.7x
   SWITCHES & CONTROLS COMPARABLE ACQUISITIONS LTM MULTIPLES            NA            NA           NA          NA           NA
   ---------------------------------------------------------------------------------------------------------------------------------


------------------------
(1) Reflects net debt pro forma as of 3/31/00 and proceeds received in the sale of CSC
(2) The Cherry Group announced their proposal on 4/24/00
(3) Reflects the median premiums paid since 1/1/96 for close-outs of minority stakes of acquirors with at least 50% ownership prior to bid

OVERVIEW OF PROCESS TO DATE
--------------------------------------------------------------------------------


- ON APRIL 24TH, 2000, A PETER CHERRY AND HIS AFFILIATES (THE "CHERRY GROUP") PROPOSED TO ACQUIRE THE OUTSTANDING SHARES OF THE CHERRY CORPORATION ("CHERRY") NOT ALREADY OWNED BY THE CHERRY GROUP FOR $18.75 PER SHARE IN CASH (SUCH PROPOSAL, THE "PROPOSAL")

     - The $18.75 proposal represents an approximately 44% premium to the April 20th closing price of Cherry's common stock

     - The Cherry Group owns approximately 54.5% of the common shares of Cherry

     - The Cherry Group would finance the share purchase with Company's cash on hand

     - In a press release dated April 24, 2000, Peter Cherry indicated he was not interested in selling his shares of Cherry

- ON APRIL 27TH, 2000, WASSERSTEIN PERELLA & CO. ("WP&CO.") MADE A PRESENTATION TO REPRESENTATIVES OF THE SPECIAL COMMITTEE AND SIDLEY & AUSTIN, LEGAL ADVISORS TO THE SPECIAL COMMITTEE

- ON MAY 1ST, WP&CO. WAS RETAINED BY THE SPECIAL COMMITTEE TO ADVISE IT WITH RESPECT TO THE PROPoSAL

     - WP&Co. received a package of various documents from advisors to the Cherry Group, including internal budgets prepared in February 2000 and revised in April

     -    Upon receipt of this package, WP&Co. commenced its due diligence

- ON MAY 10TH, WP&CO. MET WITH PETER CHERRY AND FINANCIAL ADVISORS FROM BANC OF AMERICA SECURITIES ("BOFA") TO DISCUSS CHERRY'S OPERATIONS, BUSINESS PLAN AND FUTURE PROSPECTS

     - During this meeting, Peter Cherry repeatedly emphasized he was not a seller of his shares of Cherry

- CONFERENCE CALLS WERE HELD ON MAY 11TH, MAY 12TH, MAY 13TH AND MAY 15TH WITH CHERRY AND BOFA TO CONTINUE THE DUE DILIGENCE PROCESS

- ON MAY 18TH, THE SPECIAL COMMITTEE, WP&CO. AND SIDLEY & AUSTIN MET TO DISCUSS THE PROPOSAL


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


- ON MAY 19TH, THE CHAIRMAN AND CEO OF ANOTHER COMPANY ("COMPANY A") SPOKE WITH WP&CO. AND EXPRESSED INTEREST IN CHERRY

- ON MAY 22ND, WP&CO. RECEIVED A LETTER FROM COMPANY A STATING INTEREST IN ACQUIRING CHERRY AT $26.00 PER SHARE. THIS INDICATION WAS SUBJECT TO VARIOUS CONDITIONS INCLUDING A DUE DILIGENCE REVIEW, THE UNANIMOUS RECOMMENDATION OF THE CHERRY BOARD AND THE ACCEPTANCE OF THE TENDER OFFER BY ALL SHAREHOLDERS

     - WP&Co. had a conference call with the Special Committee and Sidley Austin that night to discuss the letter

     - WP&Co. advised Company A that the Special Committee would respond to the offer as soon as possible

     -    WP&Co. also informed BofA of the letter

- ON MAY 23RD, CHERRY ANNOUNCED THAT IT HAD RECEIVED A PROPOSAL FROM ANOTHER COMPANY FOR THE ACQUISITION OF CHERRY FOR $26.00 PER SHARE IN CASH

- ON MAY 24TH, WP&CO. RECEIVED ANOTHER LETTER FROM COMPANY A STATING ITS DISAPPOINTMENT IN NOT BEING ABLE TO RECEIVE ANY RESPONSE TO ITS INDICATION OF INTEREST

     - WP&Co. contacted Company A and reiterated that Mr. Cherry owned nearly 55% of the stock and was advised that he was not a seller

- ON MAY 24TH, WP&CO. ALSO RECEIVED A CALL FROM AN INVESTMENT BANK REPRESENTING ANOTHER COMPANY ("COMPANY B"). THE INVESTMENT BANK EXPRESSED INTEREST IN CHERRY ON BEHALF OF COMPANY B

     - In a subsequent call with Company B, the CEO of Company B advised WP&Co. that it was adopting a "wait and see" attitude with the Cherry situation and that it did not have a point of view regarding value for Cherry

- ON MAY 25TH, A THIRD COMPANY ("COMPANY C") CALLED WP&CO. AND EXPRESSED INTEREST IN CHERRY

     - Company C indicated that they had not formed a view regarding price but characterized the $26.00 per share offer by Company A as compelling


--------------------------------------------------------------------------------
                                     - 4 -

--------------------------------------------------------------------------------


- ON MAY 25TH, WP&CO. HAD A CONFERENCE CALL WITH BOFA AND MANAGEMENT OF CHERRY TO DISCUSS THE DIFFERENCES BETWEEN WP&CO. AND BOFA'S OPERATING PROJECTIONS

- ON MAY 26TH, A FINANCIAL BUYER ("FINANCIAL BUYER") CALLED WP&CO. AND EXPRESSED INTEREST IN CHERRY

     - Financial Buyer indicated they did not have a point of view regarding value for Cherry, but were a process initiated, they would be interested in participating

- ON MAY 30TH, WP&CO. RECEIVED A LETTER FROM COMPANY A STATING THAT IT WITHDREW ITS OFFER TO PROCEED WITH AN ACQUISITION OF CHERRY DUE TO A LACK OF RESPONSE REGARDING COMPANY A'S INTEREST

     - The Special Committee, through its Chairman, responded to Company A in a letter dated May 30, 2000 stating that the Special Committee appreciated the offer and intended to respond to it as soon as practicable and that Company A should not presume any lack of interest on the part of the Special Committee

- ACTING AS A REPRESENTATIVE OF THE SPECIAL COMMITTEE, ON MAY 30TH, WP&CO. CONTACTED PETER CHERRY'S ADVISORS TO PROPOSE THAT PETER CHERRY INCREASE HIS OFFER FOR THE MINORITY STAKE TO $26.00 PER SHARE AND CONCURRENTLY AGREE TO SELL HIS SHARES OF CHERRY TO ANY REASONABLE BUYER AT A PRICE ABOVE $26.00

- ON THE EVENING OF MAY 30TH, PETER CHERRY'S ADVISORS CONTACTED WP&CO. TO INDICATE THAT WHILE MR. CHERRY HAD NOT MADE A DECISION REGARDING HIS PROPOSAL, HE WAS PREPARED TO DISCUSS AN OFFER TO ACQUIRE THE REMAINING SHARES OF CHERRY FOR $24.00 PER SHARE
--------------------------------------------------------------------------------

CHERRY FINANCIAL SUMMARY ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                      PRO FORMA FYE 2/28             ESTIMATE (1)
FY 12/31                        2/28/97   2/28/98    2/28/99   2/28/00   2/28/01   2/28/02
-------------------------------------------------------------------------------------------

SALES                            $339.8    $340.8     $359.9    $360.7    $348.2    $378.5
Less:  Cost of Sales              254.1     252.1      261.7     268.7     257.4     280.6
                                 ------    ------     ------    ------    ------    ------
Gross Margin                       85.7      88.7       98.2      92.0      90.7      97.9
Less:  S, G & A Expense            70.4      71.5       77.4      82.4      75.0      81.5
Less:  Other Exp. (Inc.)           (2.8)     (1.2)      (1.0)     (1.5)     (0.9)     (1.1)
                                   -----     -----      -----     -----     -----     -----
EBIT (2)                           18.1      18.4       21.8      11.1      16.6      17.5

Less:  Interest Exp.                1.2       0.7        0.8       2.9      (2.3)     (2.3)
                                   ----      ----       ----      ----      -----     -----
EBT                                16.9      17.7       21.0       8.2      18.9      19.9
Less: Income Tax Exp.               6.2       6.8        7.1       2.4       7.2       8.0
                                   ----      ----       ----      ----      ----      ----
NET INCOME                        $10.7     $10.9      $13.9      $5.8     $11.7     $11.9
-------------------------------------------------------------------------------------------
EBIT                              $18.1     $18.4      $21.8     $11.1     $16.6     $17.5
Plus:  Dep. & Amort.               20.6      21.0       23.7      24.8      25.3      26.6
                                  -----     -----      -----     -----     -----     -----
EBITDA                             38.7      39.5       45.4      35.9      41.9      44.2
Less:  Capital Exp.                31.3      27.1       32.4      30.7      43.1      28.5
                                  -----     -----      -----     -----     -----     -----
FREE CASH FLOW                     $7.4     $12.4      $13.0      $5.2     ($1.2)    $15.7
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                MARGINS & GROWTH

-------------------------------------------------------------------------------------------
SALES GROWTH                         --      0.3%       5.6%      0.2%     (3.5%)     8.7%
GROSS MARGIN                      25.2%     26.0%      27.3%     25.5%     26.1%     25.9%
SG&A                              20.7%     21.0%      21.5%     22.8%     21.5%     21.5%
EBITDA                            11.4%     11.6%      12.6%     10.0%     12.0%     11.7%
EBIT                               5.3%      5.4%       6.0%      3.1%      4.8%      4.6%
NET INCOME                         3.2%      3.2%       3.9%      1.6%      3.4%      3.1%
CAPITAL EXPENDITURES               9.2%      7.9%       9.0%      8.5%     12.4%      7.5%
FREE CASH FLOW                     2.2%      3.6%       3.6%      1.4%        NM      4.1%
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                         MARKET CAPITALIZATION

------------------------------------------------------------------------

SHARE PRICE (5/31/00)                                            $20.00
     52-WEEK HIGH/LOW:              $26.00 / $9.75

Shares Outstanding (MM)                                           10.04
Options Outstanding (MM)                                           0.87
Weighted Average Strike Price                                    $13.70


FULLY DILUTED EQUITY MARKET VALUE                                $206.3


Plus:  Debt (net of cash) as of                        $74.6
       3/31/00
Less:  Cash & Equivalents                                0.0

Less:  Proceeds from Sale of CSC                       236.6
Plus:  Income Taxes Payable on Sale                     69.0
       of CSC


Net Debt (3)                                                      (93.0)
                                                                  ------

ADJUSTED MARKET VALUE                                            $113.3


------------------------------------------------------------------------

------------------------------------------------------------------------
                            MARKET TRADING MULTIPLES

------------------------------------------------------------------------
                  Adjusted Market Value as           Market Value as
                       a multiple of:                 a multiple of:
            Sales     EBITDA     EBIT       FCF    Net Inc.  Book Val.
            -----     ------     ----       ---    --------  ---------

LTM         0.3X       3.2X      10.2X     21.7X     35.5X      1.2X
FY 01       0.3X       2.7X      6.8X       NM       17.6X      1.1X
FY 02       0.3X       2.6X      6.5X      7.2X      17.4X      1.0X
------------------------------------------------------------------------

------------------------------------------------------------------------
                 LTM CAPITALIZATION AND CREDIT RATIOS

------------------------------------------------------------------------
                             DEBT COVERAGE
    EBITDA/Int.          EBIT/Int.       FCF/Int.      Debt/EBITDA
    -----------          ---------       --------      -----------
      12.4x                3.8x           1.8x            2.1x
------------------------------------------------------------------------

                            CAPITALIZATION
              BOOK RATIOS                   MARKET RATIOS
             D/E     D/(D+E)                D/E     D/(D+E)
             ---     -------                ---     -------
            42.8%     30.0%                36.2%     26.6%
------------------------------------------------------------------------

------------------
SOURCES: 1997 DATA BASED ON PUBLIC FILINGS; 1998-2002 DATA ARE BASED ON FEBRUARY BUDGET (ADJUSTED FOR EXCHANGE RATE CHANGE IN 2001-2002) ALL NUMBERS ARE PRO FORMA FOR SALE OF CHERRY'S SEMICONDUCTOR BUSINESS ("CSC")
(1) Forecast based on Budget/Improved Margins Case and adjusted for the change in the Dollar/Euro exchange rate
(2) 2001E and 2002E EBITs have been adjusted for a $2.2 million and $2.3 million correction in the automotive division, respectively
(3) As of 3/31/00 and pro forma for after-tax proceeds from sale of CSC; book value of debt assumed to approximate market value of debt


--------------------------------------------------------------------------------

MULTIPLE SENSITIVITY TABLE ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------

PRICE PER SHARE                     $    18.75    $    23.00    $    24.00    $    25.00    $    26.00    $    27.00    $    28.00
PREMIUM (1)                                44%           77%           85%           92%          100%          108%          115%
FULLY DILUTED SHARES (2)                  10.3          10.4          10.4          10.4          10.5          10.5          10.5
                                       -------       -------       -------       -------       -------       -------       -------
EQUITY PURCHASE PRICE               $    192.7    $    239.1    $    250.0    $    260.9    $    271.8    $    282.7    $    293.6

PLUS:  NET DEBT AS OF 3/31/00 (3)        (93.0)        (93.0)        (93.0)        (93.0)        (93.0)        (93.0)        (93.0)
                                       -------       -------       -------       -------       -------       -------        -------
TOTAL PURCHASE PRICE                $     99.7    $    146.1    $    157.0    $    167.9    $    178.8    $    189.7    $    200.7


PRICE PER SHARE                     $    29.00    $    30.00
PREMIUM (1)                               123%          131%
FULLY DILUTED SHARES (2)                  10.5          10.5
                                       -------       -------
EQUITY PURCHASE PRICE               $    304.5    $    315.5

PLUS:  NET DEBT AS OF 3/31/00 (3)        (93.0)        (93.0)
                                       -------       -------
TOTAL PURCHASE PRICE                $    211.6    $    222.5


                                       ---------------------------------------------------------------------------

SALES      2000 PF    $  360.7         0.3 x      0.4 x      0.4 x      0.5 x      0.5 x      0.5 x      0.6 x
           2001E PF      348.2         0.3 x      0.4 x      0.5 x      0.5 x      0.5 x      0.5 x      0.6 x



EBITDA     2000 PF    $   35.9         2.8 x      4.1 x      4.4 x      4.7 x      5.0 x      5.3 x      5.6 x
           2001E PF       41.9         2.4 x      3.5 x      3.7 x      4.0 x      4.3 x      4.5 x      4.8 x



EBIT       2000 PF    $   11.1         9.0 x      13.1 x     14.1 x     15.1 x     16.1 x     17.1 x     18.0 x
           2001E PF       16.6         6.0 x      8.8 x      9.4 x      10.1 x     10.8 x     11.4 x     12.1 x



FCF        2000 PF    $    5.2         19.1 x     28.0 x     30.1 x     32.2 x     34.3 x     36.4 x     38.5 x
           2001E PF       (1.2)         NM         NM         NM         NM         NM         NM         NM


SALES      2000 PF                     0.6 x      0.6 x
           2001E PF                    0.6 x      0.6 x



EBITDA     2000 PF                     5.9 x      6.2 x
           2001E PF                    5.1 x      5.3 x



EBIT       2000 PF                     19.0 x     20.0 x
           2001E PF                    12.7 x     13.4 x



FCF        2000 PF                     40.5 x     42.6 x
           2001E PF                     NM         NM




    ---------------------------
(1) Premium to closing price of $13.000 on 04/20/00, 1 day prior to bid by the Cherry Group
(2) Includes 0.871 million options outstanding with a $13.70 weighted average exercise price
(3) Reflects net debt as of 3/31/00 pro forma for sale of CSC


--------------------------------------------------------------------------------

INDEXED STOCK PRICE PERFORMANCE LAST TWO YEARS
--------------------------------------------------------------------------------

- CHERRY'S STOCK HAS GENERALLY UNDERPERFORMED COMPARABLE AUTOMOTIVE ELECTRONICS AND COMPUTER PERIPHERALS STOCKS



                                    [GRAPH]









(1) Auto Electronics Composite includes BEI Technologies, Littelfuse, Methode Electronics, OEA Inc. and Stoneridge
(2) Computer Peripherals Composite includes Astronics, Cybex Computer Products, Key Tronic Corp., Printronix, and SMC Corp.

--------------------------------------------------------------------------------

CHERRY DISTRIBUTION OF VOLUME LAST TWO YEARS
--------------------------------------------------------------------------------

- 89% OF TRADING VOLUME HAS BEEN AT OR BELOW THE CHERRY GROUP'S $18.75 PER SHARE BID OVER THE LAST TWO YEARS (CLASS A PRE-6/21/99)(1)












                                    [GRAPH]






-------------------
(1)  Source:  Factset


--------------------------------------------------------------------------------
                                     - 9 -

CHERRY ANNOTATED STOCK PRICE LAST TWO YEARS
--------------------------------------------------------------------------------










                                    [GRAPH]










--------------------------------------------------------------------------------
                                     - 10 -

SIGNIFICANT TRANSACTION/VALUATION ISSUES
--------------------------------------------------------------------------------


- CHERRY DOES NOT APPEAR TO OFFER THE PROMISE OF SIGNIFICANT VALUE ENHANCEMENT AS A PUBLIC COMPANY

-    THE COMPANY'S STOCK HAS SUFFERED IN PART DUE TO THE FOLLOWING:

     -    Overhang due to the Cherry family's ownership stake

     -    Weakening in automotive equities

     -    Small public float

     -    Low trading volume

     -    No current equity coverage

     -    Inability of equity funds to buy stock

     -    Mini-conglomerate discount

     - Unarticulated investment strategy for proceeds generated from sale of CSC

     - Poor history of achieving objectives, particularly with regard to weak U.S. automotive results for FY 2000

     - Failure of prior attempts to improve stock price (sale of semiconductor business, Dutch auction and share repurchases)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


- AS AN ALTERNATIVE TO THE CHERRY GROUP'S OFFER, CHERRY MAY NOT BE A STRONG ACQUISITION TARGET

     -    No strategic automotive or computer peripherals company "must own"
          Cherry

     - Financial buyers would not be able to execute a transaction without the Cherry family's support

     - The equity market and investor community is questioning some of the multiples paid for recent automotive component acquisitions

     - Financial buyers would have great difficulty financing a bid without dramatic cuts in capital expenditure

-    THE UNIVERSE OF COMPARABLE TRANSACTIONS AND COMPARABLE COMPANIES IS VERY
     LIMITED

     -    Comparable Acquisitions:

          - Significant number of automotive electronic transactions, but virtually none with public data relevant to Cherry's operations and size

          - Computer peripheral transactions reviewed by WP&Co. incorporated a wide variety of products at different price and margin points

          - There are no appropriate switches & controls transactions for WP&Co. to study

     -    Comparable Public Companies

          - There are limited number of automotive electronic companies, but all have a significantly more profitable margin structure

          - Computer peripheral companies encompassed a variety of products. The one "pure" keyboard business has mainly a U.S. focus and sales base

          - There were no appropriate switches & controls companies since most switch and control operations are part of large multinationals, i.e. AlliedSignal, Matsushita, ITW, etc.


--------------------------------------------------------------------------------
                                     - 12 -

--------------------------------------------------------------------------------

- THE COMPANY HAS TAKEN THE FOLLOWING ACTIONS, NONE OF WHICH HAS RESULTED IN A MEANINGFUL LONG-TERM IMPROVEMENT IN ITS STOCK PRICE:

     - Dutch Auction, December 1998: Company purchased 2.3mm shares, approximately 18.1% of the then outstanding shares, at a price of $15.50 per share

          -    Stock's average closing price for January 1999 was $14.24

     - Open Market Repurchases, from March 1999 to October 1999: Company purchased 154,000 shares, approximately 1.5% of the then outstanding shares, at a price of $12.68 per share

          -    Stock's average closing price for November 1999 was $11.54

     - Announce "review of strategic alternatives" for Cherry Semiconductor on January 27, 2000

          -    Stock's average closing price for February 2000 was $18.86

     -    Announce sale of Cherry Semiconductor on March 9, 2000

          -    Stock's average closing price for April 2000 was $14.93

- THERE IS NO STRONG REASON FOR THE STOCK TO TRADE UP SIGNIFICANTLY IF A TRANSACTION WITH THE CHERRY GROUP IS NOT CONSUMMATED. IN FACT, THE STOCK IS MORE LIKELY TO SIGNIFICANTLY TRADE DOWN AND, GIVEN THE FACTORS LISTED ABOVE, MAY STAY DEPRESSED FOR SOME TIME


--------------------------------------------------------------------------------

DUE DILIGENCE ISSUES
--------------------------------------------------------------------------------


-    WP&CO. HAS REVIEWED CHERRY FINANCIALS

     - The 2001-2003 Company Budget - This is the budget that the Board has reviewed. It has been adjusted only for the change in the Dollar/Euro exchange rate and $2.2 million, $2.3 million and $2.5 million EBIT corrections in the automotive division in 2001-2003, respectively, due to an error in the original budget

-    WP&CO. HAS CREATED THREE SCENARIOS BASED ON THE 2001-2003 COMPANY BUDGET

     - Budget/Improved Margins Case: 2001-2003 operating data are based on the Company Budget; WP&Co. assumes improved margins in 2004-2006 due to economies of scale generated by fixed costs absorbed by increased sales volumes and from historically high levels of capital investment

     - Budget/Flat Margins Case: 2001-2003 operating data are based on the Company Budget; WP&Co. assumes EBIT and EBITDA margins stay flat at 2003 levels for 2004-2006

     - Budget/Recession Case: 2001 operating data are based on the Company Budget; WP&Co. assumes the Company will go through a recession starting in 2002 and slowly recover in 2003-2006. The table below illustrates the sales growth assumptions used in the Budget/Recession Case on a segment basis compared against the assumptions which are reflected in the Budget/Improved Margin Case:

                                                                   ANNUAL SALES GROWTH
                                                             -------------------------------
                                                                 FY 2002           FY 2003
                                                             --------------   --------------
                   AUTOMOTIVE
                       Budget/Improved Margins Case                (6.8%)           13.5%
                       Budget/Recession Case                      (11.0%)           (3.0%)

                   CHERRY ELECTRICAL PRODUCTS
                       Budget/Improved Margins Case                15.4%            12.6%
                       Budget/Recession Case                        3.0%             4.0%

                   CHERRY GmbH (EUROPE)
                       Budget/Improved Margins Case                12.6%            19.9%
                       Budget/Recession Case                       (3.6%)            0.0%


--------------------------------------------------------------------------------
                                     - 14 -

--------------------------------------------------------------------------------

REVIEW OF 2001-2003 COMPANY BUDGET

- THE 2001-2003 COMPANY BUDGET ALSO SHOWS THE FOLLOWING EBIT MARGINS AND PERCENTAGES OF TOTAL (1)

                      1997                   1998                    1999                   2000
                ------------------     ------------------     -------------------    -------------------
                          % of                   % of                   % of                   % of
                Margin    Total        Margin    Total        Margin    Total        Margin    Total
Auto                4.1%    30.5%          3.1%    22.1%          4.2%     26.9%         0.7%        NM

Keyboards           7.5%    42.3%         11.5%    55.4%         16.5%     68.7%        15.7%        NM

Switches            5.5%    27.2%          4.8%    22.5%          1.1%      4.4%       (3.4%)        NM

Total               5.6%   100.0%          6.0%   100.0%          6.9%    100.0%         3.8%    100.0%

                       2001                   2002                   2003
                -------------------    -------------------    -------------------
                          % of                   % of                   % of
                Margin    Total        Margin    Total        Margin    Total

Auto              (0.1%)        NM       (0.5%)        NM         3.8%     19.7%

Keyboards          16.5%        NM        15.5%        NM        16.6%     61.6%

Switches            3.1%        NM         3.8%        NM         5.3%     18.6%

Total               5.7%    100.0%         5.6%    100.0%         8.1%    100.0%

     - It is unusual to see any automotive business with such low margins and for such an extended period given the current auto cycle

     - The margins for Switches & Controls appear low, while the Keyboard margins appear high

     -    Cherry Gmbh: Represents roughly half of sales

     -    Cherry Electric: Represents a quarter of the sales

     - Cherry Automotive: Represents a quarter of the sales and generates materials losses in all the years (2001-2003) on the Company Budget

- THE COMPANY HAS SPENT FROM 7.9% TO 9.8% OF SALES, OR $27MM TO $32MM PER YEAR, IN CAPITAL EXPENDITURES DURING THE PERIOD 1996 TO 2000

     - Based on the Company Budget, the Company is projected to spend $43mm / 12% in 2001, $29mm / 8% in 2002, $30mm / 7% in 2003 on capital expenditures and still generate unattractive margins



     -----------------------------
(1) Note: Only Sales and EBIT data was provided by business segment for the Company Budget; excludes all corporate expenses

--------------------------------------------------------------------------------
                                     - 15 -

ASSUMPTIONS ($MM)
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                          BUDGET/IMPROVED MARGINS CASE
------------------------------------------------------------------------------------------------------------------------------------
                                                 2001P        2002P       2003P     2004P (1)
                                                 -----        -----       -----     ---------
SALES                                            $348.2       $378.5      $440.5      $463.9
SALES GROWTH (2)                                   (3.5%)        8.7%       16.4%        5.0%
EBIT                                              $16.6        $17.5       $31.6       $37.6
EBIT Margin                                         4.8%         4.6%        7.2%        8.1%
EBITDA                                            $41.9        $44.2       $61.5       $69.0
EBITDA MARGIN                                      12.0%        11.7%       14.0%       14.9%
Capital Expenditures                              $43.1        $28.5       $30.4       $31.4
Capital Expenditures (% of Sales)                  12.4%         7.5%        6.9%        6.8%
Depreciation and Amortization                     $25.3        $26.6       $29.9       $31.4
Depreciation and Amortization (% of Sales)          7.3%         7.0%        6.8%        6.8%





                                                2005P (1)  2006P (1)
                                                ---------  ---------

SALES                                            $488.5      $514.4
SALES GROWTH (2)                                    5.0%        5.0%
EBIT                                              $43.9       $50.6
EBIT Margin                                         9.0%        9.8%
EBITDA                                            $76.9       $85.2
EBITDA MARGIN                                      15.7%       16.6%
Capital Expenditures                              $33.0       $34.6
Capital Expenditures (% of Sales)                   6.7%        6.7%
Depreciation and Amortization                     $33.0       $34.6
Depreciation and Amortization (% of Sales)          6.7%        6.7%

------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                            BUDGET/FLAT MARGINS CASE
------------------------------------------------------------------------------------------------------------------------------------
                                                  2001P        2002P       2003P    2004P (1)
                                                  -----        -----       -----    ---------
SALES                                            $348.2       $378.5      $440.5      $462.5
SALES GROWTH                                       (3.5%)        8.7%       16.4%        5.0%
EBIT                                              $16.6        $17.5       $31.6       $33.3
EBIT Margin                                         4.8%         4.6%        7.2%        7.2%
EBITDA                                            $41.9        $44.2       $61.5       $64.6
EBITDA MARGIN                                      12.0%        11.7%       14.0%       14.0%
Capital Expenditures                              $43.1        $28.5       $30.4       $31.3
Capital Expenditures (% of Sales)                  12.4%         7.5%        6.9%        6.8%
Depreciation and Amortization                     $25.3        $26.6       $29.9       $31.3
Depreciation and Amortization (% of Sales)          7.3%         7.0%        6.8%        6.8%


                                                 2005P (1)  2006P (1)
                                                ---------   ---------
SALES                                            $485.6      $509.7
SALES GROWTH                                        5.0%        5.0%
EBIT                                              $35.1       $36.9
EBIT Margin                                         7.2%        7.2%
EBITDA                                            $67.8       $71.2
EBITDA MARGIN                                      14.0%       14.0%
Capital Expenditures                              $32.8       $34.3
Capital Expenditures (% of Sales)                   6.7%        6.7%
Depreciation and Amortization                     $32.8       $34.3
Depreciation and Amortization (% of Sales)          6.7%        6.7%

------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                              BUDGET/RECESSION CASE
------------------------------------------------------------------------------------------------------------------------------------
                                                   2001P    2002P (1)    2003P (1)    2004P (1)
                                                   -----    ---------    ---------    ---------
SALES                                            $348.2       $332.6       $329.2       $345.8
SALES GROWTH                                       (3.5%)       (4.5%)       (1.0%)        5.0%
EBIT                                              $16.6         $1.5        $11.2        $15.0
EBIT Margin                                         4.8%         0.4%         3.4%         4.3%
EBITDA                                            $41.9        $23.1        $31.4        $34.9
EBITDA MARGIN                                      12.0%         7.0%         9.6%        10.1%
Capital Expenditures                              $43.1        $24.8        $22.7        $21.4
Capital Expenditures (% of Sales)                  12.4%         7.5%         6.9%         6.2%
Depreciation and Amortization                     $25.3        $21.6        $20.3        $19.9
Depreciation and Amortization (% of Sales)          7.3%         6.5%         6.2%         5.7%


                                                 2005P (1)  2006P (1)
                                                ---------  ---------
SALES                                            $363.1      $381.3
SALES GROWTH                                        5.0%        5.0%
EBIT                                              $19.1       $23.4
EBIT Margin                                         5.3%        6.1%
EBITDA                                            $38.7       $43.9
EBITDA MARGIN                                      10.7%       11.5%
Capital Expenditures                              $19.6       $20.5
Capital Expenditures (% of Sales)                   5.4%        5.4%
Depreciation and Amortization                     $19.6       $20.5
Depreciation and Amortization (% of Sales)          5.4%        5.4%

------------------------------------------------------------------------------------------------------------------------------------


   ---------------------
(1) WP&Co. assumptions
(2) Excludes intercompany sales eliminations

RECONCILIATION BETWEEN WP&CO.'S BUDGET CASE AND BOFA'S BUDGET CASE ($MM)
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                     KEY BUDGET/IMPROVED MARGINS CASE ASSUMPTIONS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               FISCAL YEAR ENDING 2/28
                                                  ---------------------------------------------------------------------------------
                                                    2001P         2002P           2003P         2004P        2005P         2006P
                                                  -----------   ----------    ------------   -----------   ----------   -----------
WP&Co. Sales                                        $348.2        $378.5          $440.5        $463.9       $488.5        $514.4
BofA Sales                                           359.2         378.5           440.5         467.0        495.0         524.7
                                                     -----         -----           -----         -----        -----         -----
Difference                                           (11.0)          0.0             0.0          (3.1)        (6.5)        (10.3)

REASON FOR THE DIFFERENCE:

-    BOFA 2001 SALES INCLUDED ONE-MONTH CSC SALES OF $11.0MM

- BOFA ASSUMED A 6.0% SALES GROWTH RATE IN 2004-2006 VERSUS WP&CO'S 5.3% SALES GROWTH RATE (INCLUDING INTERCOMPANY SALES)

WP&Co. COGS                                         $257.4        $280.6          $321.8        $336.7       $352.2        $368.5
BofA COGS                                            259.4         272.7           313.2         335.5        355.7         377.0
                                                     -----         -----           -----         -----        -----         -----
Difference                                            (2.0)          7.9             8.6           1.2         (3.5)         (8.5)

REASON FOR THE DIFFERENCE:

- FOR 2001-2003, BOFA ASSUMED THE DIFFERENCES IN ALL COSTS (BOTH COGS AND OPERATING EXPENSES) DUE TO THE CHANGE IN DOLLAR/EURO EXCHANGE RATE WERE ALL IN COGS; WP&CO. ADJUSTED ONLY COGS OF EUROPEAN OPERATIONS FOR THE CHANGE IN DOLLAR/EURO EXCHANGE RATE

     - Additionally, BofA's assumptions don't reflect corrections to the Budget/Improved Margins case, as directed by management, which reduce EBIT and EBITDA; these corrections are reflected in WP&Co.'s assumptions

- BOFA ASSUMED A 72.8% COGS MARGIN IN 2004-2006 (71.1% IN 2003) VERSUS WP&CO.'S COGS MARGINS OF 72.6%, 72.1% AND 71.7% IN 2004-2006, RESPECTIVELY (73.1% IN 2003)

     - Improvements in WP&Co.'s GOGS margins were due to certain fixed overhead costs. Management claimed that fixed overhead costs had to increase in order for sales to grow


--------------------------------------------------------------------------------
                                     - 17 -

RECONCILIATION BETWEEN WP&CO.'S BUDGET CASE AND BOFA'S BUDGET CASE ($MM)
(CONT'D)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     KEY BUDGET/IMPROVED MARGINS CASE ASSUMPTIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                                               FISCAL YEAR ENDING 2/28
                                                 -----------------------------------------------------------------------------------
                                                    2001P          2002P          2003P         2004P          2005P        2006P
                                                 ------------   -----------    -----------    ----------    -----------   ----------
WP&Co. Operating Expenses(1)                         $74.1          $80.4          $87.1         $89.7          $92.4        $95.2
BofA Operating Expense                                79.4           86.0           93.2          98.8          104.7        111.0
                                                      ----           ----           ----          ----          -----        -----
Difference                                            (5.3)          (5.6)          (6.1)         (9.1)         (12.3)       (15.8)

REASON FOR THE DIFFERENCE:

- FOR 2001-2003, BOFA ASSUMED THE OPERATING EXPENSES WERE THE SAME AS IN THE ORIGINAL BUDGET BEFORE THE CHANGE IN DOLLAR/EURO EXCHANGE RATE; WP&CO. ADJUSTED OPERATING EXPENSES OF EUROPEAN OPERATIONS FOR THE CHANGE IN DOLLAR/EURO EXCHANGE RATE

- BOFA ASSUMED A 21.2% OPERATING EXPENSES MARGIN IN 2004-2006 (21.2% IN 2003) VERSUS WP&CO.'S OPERATING EXPENSES MARGINS OF 19.3%, 18.9% AND 18.5% IN 2004-2006, RESPECTIVELY (19.6% IN 2003)

     - Improvements in WP&Co.'s operating expenses margins were because most operating costs were considered fixed, adjusted only for inflation rate (approximately 3% increase). Management claimed operating expenses should grow at least 4-4.5% since wage increases alone would require an approximate 3.0% increase

WP&Co. EBIT                                          $16.6          $17.5          $31.6         $37.6          $43.9        $50.6
BofA EBIT                                             20.4           19.8           34.1          32.7           34.6         36.7
                                                      ----           ----           ----          ----           ----         ----
Difference                                            (3.8)          (2.3)          (2.5)          4.9            9.3         13.9

REASON FOR THE DIFFERENCE:

- BOFA 2001 EBIT INCLUDED ONE-MONTH CSC EBIT OF $1.6 MILLION AND WAS NOT ADJUSTED FOR EBIT CORRECTIONS IN THE AUTOMOTIVE DIVISION OF A $2.2MM, $2.3MM AND $2.5MM IN FY 2001, FY 2003, AND FY 2004, RESPECTIVELY, RESULTING FROM AN ERROR IN THE ORIGINAL BUDGET

- BOFA ASSUMED A 7.0% EBIT MARGIN IN 2004-2006 (7.7% IN 2003) COMPARED WITH WP&CO.'S EBIT MARGINS OF 8.1%, 9.0% AND 9.8% IN 2004-2006, RESPECTIVELY (7.2% IN 2003)



    --------------------------
(1) Includes other income


--------------------------------------------------------------------------------

RECONCILIATION BETWEEN WP&CO.'S BUDGET CASE AND BOFA'S BUDGET CASE ($MM)
(CONT'D)
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                     KEY BUDGET/IMPROVED MARGINS CASE ASSUMPTIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  FISCAL YEAR ENDING 2/28
                                                 -----------------------------------------------------------------------------------
                                                    2001P         2002P         2003P         2004P          2005P         2006P
                                                 -----------   -----------   -----------   -----------   ------------   ------------
WP&Co. D&A                                           $25.3         $26.6         $29.9         $31.4          $33.0         $34.6
BofA D&A                                              27.0          28.5          32.1          34.7           36.8          39.0
                                                      ----          ----          ----          ----           ----          ----
Difference                                            (1.7)         (1.9)         (2.2)         (3.3)          (3.8)         (4.4)

REASON FOR THE DIFFERENCE:

- FOR 2001-2003, BOFA'S ASSUMPTIONS ARE NOT ADJUSTED FOR THE CHANGE IN DOLLAR/EURO EXCHANGE RATE WHILE WP&CO.'S ASSUMPTIONS REFLECT THE UPDATED EXCHANGE RATE, AS DIRECTED BY MANAGEMENT

- BOFA ASSUMED A 7.4% D&A MARGIN IN 2004-2006 (7.3% IN 2003) VERSUS WP&CO.'S D&A MARGINS OF 6.8%, 6.7% AND 6.7% IN 2004-2006, RESPECTIVELY (6.8% IN
     2003)

WP&Co. EBITDA                                        $41.9         $44.2         $61.5         $69.0          $76.9         $85.2
BofA EBITDA                                           47.4          48.3          66.2          67.4           71.4          75.7
                                                      ----          ----          ----          ----           ----          ----
Difference                                            (5.5)         (4.1)         (4.7)          1.6            5.5           9.5

WP&Co CapEx                                          $43.1         $28.5         $30.4         $31.4          $33.0         $34.6
BofA CapEx                                            46.7          30.6          32.7          34.7           36.8          39.0
                                                      ----          ----          ----          ----           ----          ----
Difference                                            (3.6)         (2.1)         (2.3)         (3.3)          (3.8)         (4.4)

REASON FOR THE DIFFERENCE:

- FOR 2001-2003, BOFA DID NOT ADJUST FOR THE CHANGE IN DOLLAR/EURO EXCHANGE RATE WHILE WP&CO. DID

- BOFA ASSUMED A 7.4% CAPEX MARGIN IN 2004-2006 (7.4% IN 2003) VERSUS WP&CO.'S CAPEX MARGINS OF 6.8%, 6.7% AND 6.7% IN 2004-2006, RESPECTIVELY (6.9% IN 2003)

    - Management believes that CapEx margins should be in the range of 7-7.5%

WP&Co FCF(1)                                         ($1.2)        $15.7         $31.1         $37.6          $43.9         $50.6
BofA FCF(1)                                            0.7          17.7          33.5          32.7           34.6          36.7
                                                       ---          ----          ----          ----           ----          ----
Difference                                            (1.9)         (2.0)         (2.4)          4.9            9.3          13.9

     ----------------------------------
(1)  Calculated as EBITDA - CapEx


--------------------------------------------------------------------------------

    BUDGET VS. ACTUAL FOR 1998 AND 1999
    ----------------------------------------------------------------------------

    - HISTORICALLY, THE COMPANY HAS NOT BEEN ABLE TO MEET ITS BUDGETS


                                             FISCAL YEAR 1998                                             FISCAL YEAR 1999
                          ------------------------------------------------------------------------   -------------------------------
                          FY96-FY98   DIFF.    FY97-FY99   DIFF.    FY98-FY00   DIFF.                FY97-FY99   DIFF.    FY98-FY00
                            BUDGET     FROM      BUDGET     FROM      BUDGET     FROM                 BUDGET      FROM     BUDGET
    ($ IN THOUSANDS)       ESTIMATE   BUDGET    ESTIMATE   BUDGET    ESTIMATE   BUDGET   ACTUAL (1)  ESTIMATE    BUDGET   ESTIMATE
                          ---------- -------- ---------- ---------- ---------- -------- ----------   ---------- --------- ----------


Net Sales                  $375,871   (9.3%)   $390,290  (12.7%)     $358,500   (4.9%)   $340,838     $438,121   (17.9%)   $404,463

Gross Margin                105,555  (15.9%)    106,138  (16.4%)       96,165   (7.7%)     88,747      118,590   (17.1%)    110,386
  Margin (as % of Sales)     28.1%               27.2%                  26.8%              26.0%        27.1%                27.3%

Operating Expenses           77,880   (8.2%)     77,643   (7.9%)       75,464   (5.2%)     71,507       83,685    (7.5%)     81,549
  Margin (as % of Sales)     20.7%               19.9%                  21.0%              21.0%        19.1%                20.2%

EBIT                         29,810  (38.2%)     29,503  (37.5%)       21,151  (12.8%)     18,435       35,556   (38.6%)     29,177
  Margin (as % of Sales)      7.9%                7.6%                   5.9%               5.4%         8.1%                 7.2%

Capital Expenditures         31,140  (13.0%)     30,841  (12.2%)       32,213  (15.9%)     27,089       31,222     3.8%      31,960
  Margin (as % of Sales)      8.3%                7.9%                   9.0%               7.9%         7.1%                 7.9%

Free Cash Flow               20,135  (60.8%)     20,247  (61.0%)       15,098  (47.8%)      7,887       24,366   (67.6%)     15,962
  Margin (as % of Sales)      5.4%                5.2%                   4.2%               2.3%         5.6%                 3.9%

Depreciation                                                                               21,348
  Margin (as % of Sales)                                                                    6.3%

Depreciation (as % of Cap. Ex.)                                                            78.8%



                                                 FISCAL YEAR 1999
                                    ---------------------------------------------
                                      DIFF.    FY99-FY01    DIFF.
                                      FROM      BUDGET      FROM
                                     BUDGET    ESTIMATE    BUDGET      ACTUAL (1)
                                    --------- ----------  ----------  -----------

Net Sales                            (11.0%)   $357,710      0.6%     $359,881

Gross Margin                         (11.0%)     96,299      2.0%       98,260
  Margin (as % of Sales)                          26.9%                  27.3%

Operating Expenses                    (5.1%)     76,000      1.9%       77,409
  Margin (as % of Sales)                          21.2%                  21.5%

EBIT                                 (25.2%)     19,820     10.2%       21,833
  Margin (as % of Sales)                           5.5%                   6.1%

Capital Expenditures                   1.4%      30,077      7.8%       32,408
  Margin (as % of Sales)                           8.4%                   9.0%

Free Cash Flow                       (50.6%)     10,985    (28.2%)       7,886
  Margin (as % of Sales)                           3.1%                   2.2%

Depreciation                                     24,556     (3.7%)      23,655
  Margin (as % of Sales)                           6.9%                   6.6%

Depreciation (as % of Cap. Ex.)                   81.6%                  73.0%



--------------------------
(1) Based on preliminary annual report

    BUDGET VS. ACTUAL FOR 2000
    ----------------------------------------------------------------------------

                                                      FISCAL YEAR 2000
                          --------------------------------------------------------------------------
                          FY98-FY00   DIFF.    FY99-FY01   DIFF.    FY00-FY02   DIFF.
                            BUDGET     FROM      BUDGET     FROM      BUDGET     FROM
    ($ IN THOUSANDS)       ESTIMATE   BUDGET    ESTIMATE   BUDGET    ESTIMATE   BUDGET      ACTUAL (1)
                          --------- ---------- ---------- ---------- ---------- ---------- -----------

    Net Sales               $440,277   (18.1%)   $379,165    (4.9%)   $393,905    (8.4%)   $360,727

    Gross Margin             122,433   (24.9%)    105,163   (12.5%)    106,901   (13.9%)     92,002
      Margin (as % of Sales)   27.8%                27.7%                27.1%                25.5%

    Operating Expenses        87,435    (5.7%)     76,399     7.9%      83,578    (1.4%)     82,439
      Margin (as % of Sales)   19.9%                20.1%                21.2%                22.9%

    EBIT                      35,160   (68.4%)     27,272   (59.3%)     24,454   (54.6%)     11,105
      Margin (as % of Sales)    8.0%                 7.2%                 6.2%                 3.1%

    Capital Expenditures      33,997    (9.8%)     26,969    13.7%      31,372    (2.3%)     30,656
      Margin (as % of Sales)    7.7%                 7.1%                 8.0%                 8.5%

    Free Cash Flow            25,018   (51.5%)     22,264   (45.5%)     17,379   (30.1%)     12,142
      Margin (as % of Sales)    5.7%                 5.9%                 4.4%                 3.4%

    Depreciation                                   24,605     0.3%      27,565   (10.5%)     24,683
      Margin (as % of Sales)                         6.5%                 7.0%                 6.8%

    Depreciation (as % of Cap. Ex.)                 91.2%                87.9%                80.5%



--------------------------
(1) Based on preliminary annual report

--------------------------------------------------------------------------------








           ---------------------------------------------------------



                              SUMMARY OF VALUATION
                                    ANALYSES



           ---------------------------------------------------------








--------------------------------------------------------------------------------
                                     - 22 -

CHERRY VALUATION CONSIDERATIONS
--------------------------------------------------------------------------------


-    CHERRY HAS A NUMBER OF CHARACTERISTICS THAT ARE ATTRACTIVE TO INVESTORS

     -    Cherry is diversified along product, customer and geographic markets

          - Automotive-related sales account for less than 50% of total sales (excluding CSC)

               * The sale of CSC reduced Cherry's automotive exposure from approximately 60% of total sales to approximately 46% for fiscal year 2000 ended on 2/28/00

          - Foreign sales account for over 50% of Cherry's total sales and provide investors with a cushion against U.S. cyclicality, particularly in the automotive sector

               * Germany, Cherry's largest non-U.S. market, accounts for approximately 85% of total foreign sales and 44% of total sales overall

               * Cherry's foreign sales generated significantly higher margins in FY 2000 which offset the decline in its U.S. margins resulting from price reductions realized by the U.S. automotive OEMs and Tier 1 suppliers

               * Cherry has an established European manufacturing and marketing network which can be further leveraged

     - Long-term, strong customers relationships with OEMs supported by highly regarded industry name and product line

     - A break-up valuation analysis suggests Cherry may be attractive to a financial buyer with existing investments in related businesses


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-    HOWEVER, CHERRY'S STOCK HAS BEEN NEGATIVELY IMPACTED BY A NUMBER OF
     FACTORS:

     - Operational difficulties in Cherry's North American automotive division and recent launch delays in the Company's new custom electronic control panel

     - Lack of critical mass as an automotive supplier which is necessary to support R&D expenditures and maintain competitiveness against larger automotive suppliers such as Delphi, Visteon, Bosch, etc.

     -    Customer concentrations with General Motors and Ford

     - The auto parts group has been out of favor with Wall Street since late Spring 1999:

          - Investors are concerned that OEM customers are shifting the capital burden to their suppliers as they are required to invest more in design, testing, engineering and tooling

               * There is general concern that auto parts companies will therefore experience further erosion of returns on capital invested

     - There is also concern that given the recent strength in vehicle sales that demand may be saturated and as interest rates rise the auto cycle will trend down

     - There are clearly auto suppliers being penalized due to troubles amongst some of their peers; "guilt by association" (specific company problems - i.e. Federal-Mogul, Dana, etc.)

     - Recent concerns that the development of B2B e-commerce procurement could "squeeze" auto margins

     -    Products generally perceived as vulnerable to OEM pricing pressures

     - Difficult to compete on a price basis against Asian manufacturers, particularly in the computer keyboard and switches and controls units

     - Computer keyboards volumes partially dictated by need for consumers to continually upgrade systems and equipment


--------------------------------------------------------------------------------
                                     - 24 -

--------------------------------------------------------------------------------


     - Negative impact of "conglomerate discount" associated with small capitalization companies which operate disparate business lines

          - Buyers of the automotive segment would have little interest in placing a premium on the computer keyboard business

          - Buyers of the computer keyboard business would have little interest in placing a premium on the automotive segment

     -    Limited liquidity

          -    Small public float makes the stock unattractive to many investors

          -    Daily trading volume in the public float has averaged less than
               0.5%

          - The universe of potential institutional investors is limited given Cherry's small market capitalization

          - No research coverage to disseminate and validate management's strategic plan


--------------------------------------------------------------------------------
                                     - 25 -

CHERRY PRELIMINARY SUMMARY VALUATION ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------



                                              ENTERPRISE                  EQUITY                   SHARE
                                               VALUE                      VALUE                    PRICE
METHODS AND ASSUMPTIONS                        RANGE (1)                  RANGE (2)                RANGE
----------------------------------    -------------------------- --------------------------  -------------------
DISCOUNTED CASH FLOW ANALYSIS
BUDGET/IMPROVED MARGINS CASE            $178.8    -    $277.0       $271.8   -   $370.0      $26.00   -   $35.00
BUDGET/FLAT MARGINS CASE                $124.3    -    $222.5       $217.2   -   $315.5      $21.00   -   $30.00
BUDGET/RECESSION CASE                    $69.7    -    $146.1       $162.7   -   $239.1      $16.00   -   $23.00

COMPARABLE COMPANIES
TRADING ANALYSIS (3)                    $211.6    -    $288.0       $304.5   -   $380.9      $29.00   -   $36.00
COMPARABLE ACQUISITIONS
ANALYSIS (3)                            $222.5    -    $288.0       $315.5   -   $380.9      $30.00   -   $36.00

BREAK-UP ANALYSIS (4)                   $211.6    -    $288.0       $304.5   -   $380.9      $29.00   -   $36.00

PREMIUMS ANALYSIS                        $69.7    -    $113.3       $162.7   -   $206.3      $16.00   -   $20.00

ALL-TIME TRADING RANGE                   ($0.1)   -    $178.8       $92.9    -   $271.8       $9.25   -   $26.00

52-WEEK TRADING RANGE                     $4.9    -    $178.8       $97.9    -   $271.8       $9.75   -   $26.00

CURRENT TRADING VALUATION                       $113.3                      $206.3                   $20.00


                                                 ENTERPRISE VALUE
                                              AS A MULTIPLE OF FY 01
                                        --------------------------------------------------------
                                             SALES             EBITDA            EBIT
                                        ----------------  ----------------    ------------------

DISCOUNTED CASH FLOW ANALYSIS
BUDGET/IMPROVED MARGINS CASE            0.5x   -   0.8x     4.3x   -   6.6x    10.8x  -  16.7x
BUDGET/FLAT MARGINS CASE                0.4x   -   0.6x     3.0x   -   5.3x     7.5x  -  13.4x
BUDGET/RECESSION CASE                   0.2x   -   0.4x     1.7x   -   3.5x     4.2x  -   8.8x

COMPARABLE COMPANIES
TRADING ANALYSIS (3)                    0.6x   -   0.8x     5.1x   -   6.9x    12.7x  -  17.3x

COMPARABLE ACQUISITIONS
ANALYSIS (3)                            0.0x   -   0.8x     5.3x   -   6.9x    13.4x  -  17.3x

BREAK-UP ANALYSIS (4)                   0.6x   -   0.8x     5.1x   -   6.9x    12.7x  -  17.3x

PREMIUMS ANALYSIS                       0.2x   -   0.3x     1.7x   -   2.7x     4.2x  -   6.8x

ALL-TIME TRADING RANGE                  NM     -   0.5x     NM     -   4.3x    NM     -  10.8x

52-WEEK TRADING RANGE                   0.0x   -   0.5x     0.1x   -   4.3x     0.3x  -  10.8x

CURRENT TRADING VALUATION                     0.3x                2.7x               6.8x








-------------------------------------

(1) Includes pro forma net debt as of 3/31/00 of ($93.0) million which reflects after-tax proceeds from sale of CSC; book value of debt assumed to approximate market value of debt
(2) Assumes all options outstanding are exercisable if they are in the money. Includes 0.871 million options outstanding with a $13.70 weighted average exercise price
(3) Analyses reflect aggregate of preliminary implied valuations for Cherry's Automotive Switches & Modules, Computer Keyboards and Switches & Controls businesses only based on comparable company and comparable transaction multiples applied on LTM results; analysis does not reflect any value associated with overhead and corporate expenses and eliminations
(4) Break-up analysis assumes sale of two least profitable segments and sale of remaining business as a "corporate tax free" transaction

--------------------------------------------------------------------------------








                ------------------------------------------------

                              DISCOUNTED CASH FLOW
                                    ANALYSES
                ------------------------------------------------









--------------------------------------------------------------------------------
                                     - 27 -

CONSOLIDATED DCF SENSITIVITY ANALYSIS ($MM, EXCEPT PER SHARE)
BUDGET/IMPROVED MARGINS CASE
--------------------------------------------------------------------------------
EBITDA TERMINAL MULTIPLE                                 1.097 EURO/US$ EXCHANGE


       --------------------------------------------------------------------------------------------------------------------
                     TERMINAL VALUE MULTIPLE: FY 2006 EBITDA
        DISCOUNT
          RATE                    4.0X                      5.0X                     6.0X                      7.0X
                   --------------------------------------------------------------------------------------------------------

                                 $44.6                     $44.6                    $44.6                     $44.6
                                 182.2                     227.7                    273.3                     318.8
                                ------                    ------                   ------                    ------
                                $226.8                    $272.4                   $317.9                    $363.4
                                $319.8                    $365.3                   $410.9                    $456.4
                                $30.40                    $34.57                   $38.74                    $42.92

          11.0%                   3.0%                      4.5%                     5.5%                      6.3%
                                  0.6x                      0.8x                     0.9x                      1.0x
                                  6.3x                      7.6x                     8.9x                     10.1x
                                  0.7x                      0.8x                     0.9x                      1.0x
                                  5.4x                      6.5x                     7.6x                      8.7x

                   --------------------------------------------------------------------------------------------------------

                                 $42.7                     $42.7                    $42.7                     $42.7
                                 172.6                     215.8                    259.0                     302.1
                                ------                    ------                   ------                    ------
                                $215.3                    $258.5                   $301.6                    $344.8
                                $308.3                    $351.5                   $394.6                    $437.8
                                $29.34                    $33.30                   $37.25                    $41.21

          12.0%                   3.9%                      5.4%                     6.5%                      7.2%
                                  0.6x                      0.7x                     0.8x                      1.0x
                                  6.0x                      7.2x                     8.4x                      9.6x
                                  0.6x                      0.7x                     0.9x                      1.0x
                                  5.1x                      6.2x                     7.2x                      8.2x

                   --------------------------------------------------------------------------------------------------------

                                 $40.8                     $40.8                    $40.8                     $40.8
                                 163.7                     204.6                    245.5                     286.4
                                ------                    ------                   ------                    ------
                                $204.5                    $245.4                   $286.3                    $327.3
                                $297.5                    $338.4                   $379.3                    $420.2
                                $28.35                    $32.10                   $35.85                    $39.60

          13.0%                   4.8%                      6.4%                     7.4%                      8.2%
                                  0.6x                      0.7x                     0.8x                      0.9x
                                  5.7x                      6.8x                     8.0x                      9.1x
                                  0.6x                      0.7x                     0.8x                      0.9x
                                  4.9x                      5.9x                     6.8x                      7.8x

       --------------------------------------------------------------------------------------------------------------------



       ----------------------------------
       YEAR 2006P EBITDA            $85.2
       NET DEBT (1)                ($93.0)
       SHARES OUT. (MM)              10.0
       ----------------------------------

       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA


---------------------------
NOTE: VALUATION BASED ON 3/1/00 TO 2/28/06 HORIZON
(1) Reflects pro forma net debt as of 3/31/00 provided by management less after-tax cash proceeds from sale of CSC
(2) Reflects 0.87 million options outstanding at a weighted average strike price of $13.70

CONSOLIDATED DCF SENSITIVITY ANALYSIS ($MM, EXCEPT PER SHARE)
BUDGET/IMPROVED MARGINS CASE
--------------------------------------------------------------------------------
PERPETUITY GROWTH RATE                                   1.097 EURO/US$ EXCHANGE


       --------------------------------------------------------------------------------------------------------------------
            PERPETUITY GROWTH RATE: FY 2006 UNLEVERED FREE CASH FLOW
        DISCOUNT
          RATE                    1.0%                      2.0%                     3.0%                      4.0%
                   --------------------------------------------------------------------------------------------------------

                                 $44.6                     $44.6                    $44.6                     $44.6
                                 143.3                     160.7                    182.6                     210.7
                                ------                    ------                   ------                    ------
                                $187.9                    $205.4                   $227.2                    $255.3
                                $280.8                    $298.3                   $320.2                    $348.3
                                $26.83                    $28.43                   $30.43                    $33.01

          11.0%                   3.1x                      3.5x                     4.0x                      4.6x
                                  0.5x                      0.6x                     0.6x                      0.7x
                                  5.2x                      5.7x                     6.3x                      7.1x
                                  0.5x                      0.6x                     0.7x                      0.7x
                                  4.5x                      4.9x                     5.4x                      6.1x

                   --------------------------------------------------------------------------------------------------------

                                 $42.7                     $42.7                    $42.7                     $42.7
                                 123.4                     137.1                    153.8                     174.7
                                ------                    ------                   ------                    ------
                                $166.1                    $179.8                   $196.5                    $217.4
                                $259.1                    $272.7                   $289.5                    $310.4
                                $24.83                    $26.08                   $27.62                    $29.53

          12.0%                   2.9x                      3.2x                     3.6x                      4.0x
                                  0.5x                      0.5x                     0.5x                      0.6x
                                  4.6x                      5.0x                     5.5x                      6.1x
                                  0.5x                      0.5x                     0.6x                      0.6x
                                  4.0x                      4.3x                     4.7x                      5.2x

                   --------------------------------------------------------------------------------------------------------

                                 $40.8                     $40.8                    $40.8                     $40.8
                                 107.2                     118.2                    131.2                     147.2
                                ------                    ------                   ------                    ------
                                $148.1                    $159.0                   $172.1                    $188.1
                                $241.1                    $252.0                   $265.0                    $281.0
                                $23.18                    $24.18                   $25.38                    $26.85

          13.0%                   2.6x                      2.9x                     3.2x                      3.6x
                                  0.4x                      0.4x                     0.5x                      0.5x
                                  4.1x                      4.4x                     4.8x                      5.2x
                                  0.4x                      0.5x                     0.5x                      0.5x
                                  3.5x                      3.8x                     4.1x                      4.5x

       --------------------------------------------------------------------------------------------------------------------


       -----------------------------------
       YEAR 2006P FCF               $26.5
       NET DEBT (1)                ($93.0)
       SHARES OUT. (MM)              10.0
       -----------------------------------

       Present Value of Free Cash Flows
       Present Value of Perpetuity
       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA


---------------------------
NOTE: VALUATION BASED ON 3/1/00 TO 2/28/06 HORIZON
(1) Reflects pro forma net debt as of 3/31/00 provided by management less after-tax cash proceeds from sale of CSC
(2) Reflects 0.87 million options outstanding at a weighted average strike price of $13.70

CONSOLIDATED DCF SENSITIVITY ANALYSIS ($MM, EXCEPT PER SHARE)
BUDGET/FLAT MARGINS CASE
--------------------------------------------------------------------------------
EBITDA TERMINAL MULTIPLE                                 1.097 EURO/US$ EXCHANGE


       --------------------------------------------------------------------------------------------------------------------
                     TERMINAL VALUE MULTIPLE: FY 2006 EBITDA
        DISCOUNT
          RATE                    4.0X                      5.0X                     6.0X                      7.0X
                   --------------------------------------------------------------------------------------------------------

                                 $35.8                     $35.8                    $35.8                     $35.8
                                 152.3                     190.4                    228.5                     266.6
                                ------                    ------                   ------                    ------
                                $188.1                    $226.2                   $264.3                    $302.4
                                $281.1                    $319.2                   $357.3                    $395.4
                                $26.85                    $30.34                   $33.83                    $37.32

          11.0%                   4.2%                      5.5%                     6.4%                      7.0%
                                  0.5x                      0.6x                     0.7x                      0.8x
                                  5.2x                      6.3x                     7.4x                      8.4x
                                  0.5x                      0.6x                     0.8x                      0.9x
                                  4.5x                      5.4x                     6.3x                      7.2x

                   --------------------------------------------------------------------------------------------------------


                                 $34.2                     $34.2                    $34.2                     $34.2
                                 144.4                     180.4                    216.5                     252.6
                                ------                    ------                   ------                    ------
                                $178.6                    $214.7                   $250.8                    $286.9
                                $271.6                    $307.7                   $343.8                    $379.9
                                $25.98                    $29.29                   $32.59                    $35.90

          12.0%                   5.1%                      6.4%                     7.3%                      8.0%
                                  0.5x                      0.6x                     0.7x                      0.8x
                                  5.0x                      6.0x                     7.0x                      8.0x
                                  0.5x                      0.6x                     0.7x                      0.8x
                                  4.3x                      5.1x                     6.0x                      6.8x

                   --------------------------------------------------------------------------------------------------------

                                 $32.8                     $32.8                    $32.8                     $32.8
                                 136.9                     171.1                    205.3                     239.5
                                ------                    ------                   ------                    ------
                                $169.6                    $203.9                   $238.1                    $272.3
                                $262.6                    $296.8                   $331.1                    $365.3
                                $25.16                    $28.29                   $31.43                    $34.56

          13.0%                   6.1%                      7.4%                     8.3%                      8.9%
                                  0.5x                      0.6x                     0.7x                      0.8x
                                  4.7x                      5.7x                     6.6x                      7.6x
                                  0.5x                      0.6x                     0.7x                      0.8x
                                  4.0x                      4.9x                     5.7x                      6.5x

       --------------------------------------------------------------------------------------------------------------------


       -----------------------------------
       YEAR 2006P EBITDA            $71.2
       NET DEBT (1)                ($93.0)
       SHARES OUT. (MM)              10.0
       -----------------------------------

       Present Value of Free Cash Flows
       Present Value of Terminal Value
       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA


---------------------------
NOTE: VALUATION BASED ON 3/1/00 TO 2/28/06 HORIZON
(1) Reflects pro forma net debt as of 3/31/00 provided by management less after-tax cash proceeds from sale of CSC
(2) Reflects 0.87 million options outstanding at a weighted average strike price of $13.70

CONSOLIDATED DCF SENSITIVITY ANALYSIS ($MM, EXCEPT PER SHARE)
BUDGET/FLAT MARGINS CASE
--------------------------------------------------------------------------------
PERPETUITY GROWTH RATE                                   1.097 EURO/US$ EXCHANGE


       --------------------------------------------------------------------------------------------------------------------
                                          PERPETUITY GROWTH RATE: FY 2006 UNLEVERED FREE CASH FLOW
        DISCOUNT
          RATE                    1.0%                      2.0%                     3.0%                      4.0%
                   --------------------------------------------------------------------------------------------------------

                                 $35.8                     $35.8                    $35.8                     $35.8
                                 100.5                     112.7                    128.1                     147.8
                                ------                    ------                   ------                    ------
                                $136.2                    $148.5                   $163.9                    $183.6
                                $229.2                    $241.5                   $256.8                    $276.5
                                $22.10                    $23.22                   $24.63                    $26.43

          11.0%                   2.6x                      3.0x                     3.4x                      3.9x
                                  0.4x                      0.4x                     0.5x                      0.5x
                                  3.8x                      4.1x                     4.6x                      5.1x
                                  0.4x                      0.4x                     0.5x                      0.5x
                                  3.3x                      3.5x                     3.9x                      4.4x

                   --------------------------------------------------------------------------------------------------------

                                 $34.2                     $34.2                    $34.2                     $34.2
                                  86.6                      96.1                    107.9                     122.5
                                 -----                     -----                   ------                    ------
                                $120.8                    $130.4                   $142.1                    $156.8
                                $213.8                    $223.4                   $235.1                    $249.8
                                $20.68                    $21.56                   $22.64                    $23.98

          12.0%                   2.4x                      2.7x                     3.0x                      3.4x
                                  0.3x                      0.4x                     0.4x                      0.4x
                                  3.4x                      3.6x                     4.0x                      4.4x
                                  0.3x                      0.4x                     0.4x                      0.5x
                                  2.9x                      3.1x                     3.4x                      3.7x

                   --------------------------------------------------------------------------------------------------------

                                 $32.8                     $32.8                    $32.8                     $32.8
                                  75.2                      82.9                     92.0                     103.3
                                 -----                     -----                    -----                    ------
                                $108.0                    $115.7                   $124.8                    $136.1
                                $201.0                    $208.6                   $217.8                    $229.0
                                $19.51                    $20.21                   $21.05                    $22.08

          13.0%                   2.2x                      2.4x                     2.7x                      3.0x
                                  0.3x                      0.3x                     0.3x                      0.4x
                                  3.0x                      3.2x                     3.5x                      3.8x
                                  0.3x                      0.3x                     0.4x                      0.4x
                                  2.6x                      2.8x                     3.0x                      3.2x

       --------------------------------------------------------------------------------------------------------------------


       -----------------------------------
       YEAR 2006P FCF               $18.6
       NET DEBT (1)                ($93.0)
       SHARES OUT. (MM)              10.0
       -----------------------------------

       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



---------------------------
NOTE: VALUATION BASED ON 3/1/00 TO 2/28/06 HORIZON
(1) Reflects pro forma net debt as of 3/31/00 provided by management less after-tax cash proceeds from sale of CSC
(2) Reflects 0.87 million options outstanding at a weighted average strike price of $13.70

CONSOLIDATED DCF SENSITIVITY ANALYSIS ($MM, EXCEPT PER SHARE)
BUDGET/RECESSION CASE
--------------------------------------------------------------------------------
EBITDA TERMINAL MULTIPLE                                 1.097 EURO/US$ EXCHANGE


       --------------------------------------------------------------------------------------------------------------------
                                                   TERMINAL VALUE MULTIPLE: FY 2006 EBITDA
        DISCOUNT
          RATE                    4.0X                      5.0X                     6.0X                      7.0X
                   --------------------------------------------------------------------------------------------------------

                                 $12.4                     $12.4                    $12.4                     $12.4
                                  93.8                     117.3                    140.7                     164.2
                                 -----                    ------                   ------                    ------
                                $106.3                    $129.7                   $153.2                    $176.6
                                $199.2                    $222.7                   $246.1                    $269.6
                                $19.35                    $21.50                   $23.65                    $25.80

          11.0%                   4.2%                      5.5%                     6.4%                      7.0%
                                  0.3x                      0.4x                     0.4x                      0.5x
                                  3.0x                      3.6x                     4.3x                      4.9x
                                  0.3x                      0.4x                     0.4x                      0.5x
                                  2.5x                      3.1x                     3.7x                      4.2x

                   --------------------------------------------------------------------------------------------------------

                                 $11.7                     $11.7                    $11.7                     $11.7
                                  88.9                     111.1                    133.4                     155.6
                                 -----                    ------                   ------                    ------
                                $100.6                    $122.9                   $145.1                    $167.3
                                $193.6                    $215.9                   $238.1                    $260.3
                                $18.84                    $20.87                   $22.91                    $24.95

          12.0%                   5.1%                      6.4%                     7.3%                      8.0%
                                  0.3x                      0.3x                     0.4x                      0.5x
                                  2.8x                      3.4x                     4.0x                      4.7x
                                  0.3x                      0.4x                     0.4x                      0.5x
                                  2.4x                      2.9x                     3.5x                      4.0x

                   --------------------------------------------------------------------------------------------------------

                                 $11.1                     $11.1                    $11.1                     $11.1
                                  84.3                     105.4                    126.4                     147.5
                                 -----                    ------                   ------                    ------
                                 $95.4                    $116.4                   $137.5                    $158.6
                                $188.4                    $209.4                   $230.5                    $251.6
                                $18.35                    $20.28                   $22.21                    $24.15

          13.0%                   6.1%                      7.4%                     8.3%                      8.9%
                                  0.3x                      0.3x                     0.4x                      0.4x
                                  2.7x                      3.2x                     3.8x                      4.4x
                                  0.3x                      0.3x                     0.4x                      0.5x
                                  2.3x                      2.8x                     3.3x                      3.8x

       --------------------------------------------------------------------------------------------------------------------


       -----------------------------------
       YEAR 2006P EBITDA            $43.9
       NET DEBT (1)                ($93.0)
       SHARES OUT. (MM)              10.0
       -----------------------------------

       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Terminal Value

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED PERPETUITY GROWTH RATE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



---------------------------
NOTE: VALUATION BASED ON 3/1/00 TO 2/28/06 HORIZON
(1) Reflects pro forma net debt as of 3/31/00 provided by management less after-tax cash proceeds from sale of CSC

(2) Reflects 0.87 million options outstanding at a weighted average strike price of $13.70

CONSOLIDATED DCF SENSITIVITY ANALYSIS ($MM, EXCEPT PER SHARE)
BUDGET/RECESSION CASE
--------------------------------------------------------------------------------
PERPETUITY GROWTH RATE                                   1.097 EURO/US$ EXCHANGE

       --------------------------------------------------------------------------------------------------------------------
                                          PERPETUITY GROWTH RATE: FY 2006 UNLEVERED FREE CASH FLOW
        DISCOUNT
          RATE                    1.0%                      2.0%                     3.0%                      4.0%
                   --------------------------------------------------------------------------------------------------------

                                 $12.4                     $12.4                    $12.4                     $12.4
                                  61.8                      69.4                     78.8                      90.9
                                 -----                     -----                    -----                     -----
                                 $74.2                     $81.8                    $91.2                    $103.4
                                $167.2                    $174.8                   $184.2                    $196.3
                                $16.42                    $17.11                   $17.97                    $19.08

          11.0%                   2.6x                      3.0x                     3.4x                      3.9x
                                  0.2x                      0.2x                     0.3x                      0.3x
                                  2.1x                      2.3x                     2.5x                      2.9x
                                  0.2x                      0.2x                     0.3x                      0.3x
                                  1.8x                      2.0x                     2.2x                      2.5x

                   --------------------------------------------------------------------------------------------------------

                                 $11.7                     $11.7                    $11.7                     $11.7
                                  53.2                      59.1                     66.4                      75.4
                                 -----                     -----                    -----                     -----
                                 $65.0                     $70.9                    $78.1                     $87.1
                                $158.0                    $163.9                   $171.1                    $180.1
                                $15.57                    $16.11                   $16.77                    $17.60

          12.0%                   2.4x                      2.7x                     3.0x                      3.4x
                                  0.2x                      0.2x                     0.2x                      0.2x
                                  1.8x                      2.0x                     2.2x                      2.4x
                                  0.2x                      0.2x                     0.2x                      0.3x
                                  1.6x                      1.7x                     1.9x                      2.1x

                   --------------------------------------------------------------------------------------------------------

                                 $11.1                     $11.1                    $11.1                     $11.1
                                  46.3                      51.0                     56.6                      63.5
                                 -----                     -----                    -----                     -----
                                 $57.4                     $62.1                    $67.7                     $74.6
                                $150.3                    $155.0                   $160.7                    $167.6
                                $14.87                    $15.30                   $15.82                    $16.45

          13.0%                   2.2x                      2.4x                     2.7x                      3.0x
                                  0.2x                      0.2x                     0.2x                      0.2x
                                  1.6x                      1.7x                     1.9x                      2.1x
                                  0.2x                      0.2x                     0.2x                      0.2x
                                  1.4x                      1.5x                     1.6x                      1.8x

       --------------------------------------------------------------------------------------------------------------------


       -----------------------------------
       YEAR 2006P FCF               $11.4
       NET DEBT (1)                ($93.0)
       SHARES OUT. (MM)              10.0
       -----------------------------------

       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



       Present Value of Free Cash Flows
       Present Value of Perpetuity

       NET ENTERPRISE VALUE
       NET EQUITY VALUE
       PER SHARE (2)

       IMPLIED EBITDA TERMINAL MULTIPLE
       Multiple of FY 2000 Sales
       Multiple of FY 2000 EBITDA
       Multiple of FY 2001P Sales
       Multiple of FY 2001P EBITDA



---------------------------
NOTE: VALUATION BASED ON 3/1/00 TO 2/28/06 HORIZON
(1) Reflects pro forma net debt as of 3/31/00 provided by management less after-tax cash proceeds from sale of CSC
(2) Reflects 0.87 million options outstanding at a weighted average strike price of $13.70

WACC MODEL  - AUTOMOTIVE ELECTRONICS COMPANIES ($MM)
--------------------------------------------------------------------------------



                               UNLEVERED BETAS (1)

       -----------------------------------------------------------------------------------------------------------------------------
                                                               ADJUSTED            MARKET
                                              CURRENT            MARKET          VALUE OF               DEBT/
                                              LEVERED            VALUE             EQUITY              EQUITY            UNLEVERED
         COMPANY               TICKER         BETA (2)           ($MM)             ($MM)                RATIO            BETA (3)
         -------               ------      ---------------   --------------    --------------      ----------------     ------------
         Stoneridge             SRI             0.81             477.0             134.9               257.8%              0.32

         BEI Technologies       BEIQ            0.68             163.5             137.2                26.8%              0.58

         Littelfuse             LFUS            0.74             785.8             711.2                11.0%              0.69

       -----------------------------------------------------------------------------------------------------------------------------
         WEIGHTED AVERAGES                      0.74             475.4             327.7                98.5%              0.53
       -----------------------------------------------------------------------------------------------------------------------------












-------------------------
(1)    Assumes book value of debt approximates market value
(2)    Source: BARRA U.S. equity model
(3)    Unlevered Beta = {Levered Beta + ((Debt Beta) * (Debt/Equity) * (1-Tax
       Rate))} / { 1 + (Debt * (1 - tax rate) / Equity) } The Debt Beta is assumed for each comparable company based on its capital structure

--------------------------------------------------------------------------------



                      WEIGHTED AVERAGE COST-OF-CAPITAL (1)


------------------------------------------------------------------------------------------------------------------------------------
         CAPITAL STRUCTURE                 COST OF EQUITY                               COST OF DEBT
    ----------------------------  ----------------------------------           --------------------------------         WTD. AVG.
       DEBT/           DEBT/       RELEVERED              COST OF                 BEFORE             AFTER               COST OF
      CAPITAL          EQUITY       BETA (2)               EQUITY                   TAX               TAX                CAPITAL
    ------------     -----------  -------------      ---------------           --------------    --------------      ---------------

        0%               0%           0.53               12.47%                    7.50%             4.54%                12.5%
        10%             11%           0.56               12.80%                    7.60%             4.60%                12.0%
        20%             25%           0.60               13.20%                    7.70%             4.66%                11.5%
        30%             43%           0.64               13.68%                    7.80%             4.72%                11.0%
        40%             67%           0.70               14.32%                    7.90%             4.78%                10.5%
        50%             100%          0.78               15.18%                    8.00%             4.84%                10.0%
        60%             150%          0.89               16.44%                    8.10%             4.90%                9.5%
        70%             233%          1.08               18.51%                    8.20%             4.96%                9.0%

------------------------------------------------------------------------------------------------------------------------------------


                                   ASSUMPTIONS


------------------------------------------------------------------------------------------------------------------------------------
   Marginal Tax Rate           40%          Risk Free Rate (3)              6.62%        Market Risk Premium (4)            11.00%
------------------------------------------------------------------------------------------------------------------------------------









------------------------------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and WP & Co. calculations
(2) Relevered Beta = Unlevered Beta + {(Unlevered Beta - Debt Beta) * (Debt/Equity Ratio) * (1 - Tax Rate)}
(3) 5 year U.S. Treasury as of 5/10/2000
(4) Market risk premium is calculated as the arithmetic difference between the intermediate-term rate of return on common stocks from 1926-1993 and intermediate-term treasury coupon note returns, calculated annually, plus the micro-capitalization equity size premium.

WACC MODEL - COMPUTER PERIPHERALS COMPANIES ($MM)
--------------------------------------------------------------------------------



                               UNLEVERED BETAS (1)


------------------------------------------------------------------------------------------------------------------------------------
                                                                ADJUSTED            MARKET
                                            CURRENT               MARKET          VALUE OF               DEBT/
                                            LEVERED               VALUE             EQUITY              EQUITY            UNLEVERED
  COMPANY                      TICKER       BETA (2)              ($MM)             ($MM)                RATIO            BETA (3)
  -------                      ------    ---------------      --------------    --------------      ----------------     -----------



  Astronics Corp.               ATRO          0.44                72.4              55.3                 31.8%              0.37

  Key Tronic Corp.              KTCC          0.62                45.4              24.1                 97.5%              0.39

  Interlink Electronics         LINK          1.26                218.8             223.1                1.1%               1.25

  Cybex Computer Products       CBXC          0.83                410.0             398.0                4.0%               0.81

  Printronix                    PTNX          0.45                92.1              92.7                 11.5%              0.42




------------------------------------------------------------------------------------------------------------------------------------
  WEIGHTED AVERAGES                           0.72               167.8             158.6                 29.2%              0.65
------------------------------------------------------------------------------------------------------------------------------------








-------------------------
(1)    Assumes book value of debt approximates market value
(2)    Source: BARRA U.S. equity model
(3)    Unlevered Beta = {Levered Beta + ((Debt Beta) * (Debt/Equity) * (1-Tax
       Rate))} / { 1 + (Debt * (1 - tax rate) / Equity) } The Debt Beta is assumed for each comparable company based on its capital structure

--------------------------------------------------------------------------------



                      WEIGHTED AVERAGE COST-OF-CAPITAL (1)


------------------------------------------------------------------------------------------------------------------------------------
         CAPITAL STRUCTURE                 COST OF EQUITY                               COST OF DEBT
    ----------------------------  ----------------------------------           --------------------------------         WTD. AVG.
       DEBT/           DEBT/       RELEVERED              COST OF                 BEFORE             AFTER               COST OF
      CAPITAL          EQUITY       BETA (2)               EQUITY                   TAX               TAX                CAPITAL
    ------------     -----------  -------------      ---------------           --------------    --------------      ---------------

        0%               0%           0.65               13.76%                    7.50%             4.54%                13.8%
        10%             11%           0.69               14.17%                    7.60%             4.60%                13.2%
        20%             25%           0.73               14.67%                    7.70%             4.66%                12.7%
        30%             43%           0.79               15.30%                    7.80%             4.72%                12.1%
        40%             67%           0.86               16.12%                    7.90%             4.78%                11.6%
        50%             100%          0.97               17.24%                    8.00%             4.84%                11.0%
        60%             150%          1.12               18.89%                    8.10%             4.90%                10.5%
        70%             233%          1.36               21.60%                    8.20%             4.96%                10.0%

------------------------------------------------------------------------------------------------------------------------------------


                                   ASSUMPTIONS


------------------------------------------------------------------------------------------------------------------------------------
Marginal Tax Rate           40%          Risk Free Rate (3)              6.62%        Market Risk Premium (4)            11.00%
------------------------------------------------------------------------------------------------------------------------------------









------------------------------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and WP & Co. calculations
(2) Relevered Beta = Unlevered Beta + {(Unlevered Beta - Debt Beta) * (Debt/Equity Ratio) * (1 - Tax Rate)}
(3) 5 year U.S. Treasury as of 5/10/2000
(4) Market risk premium is calculated as the arithmetic difference between the intermediate-term rate of return on common stocks from 1926-1993 and intermediate-term treasury coupon note returns, calculated annually, plus the micro-capitalization equity size premium.

WACC MODEL - SWITCH COMPANIES ($MM)
--------------------------------------------------------------------------------



                               UNLEVERED BETAS (1)


------------------------------------------------------------------------------------------------------------------------------------
                                                                ADJUSTED            MARKET
                                               CURRENT            MARKET          VALUE OF               DEBT/
                                               LEVERED            VALUE             EQUITY              EQUITY            UNLEVERED
  COMPANY                   TICKER             BETA (2)           ($MM)             ($MM)                RATIO            BETA (3)
  -------                   ------          ---------------   --------------    --------------      ----------------     -----------



  Ault Inc.                  AULT                0.74             31.2              25.8                 27.4%              0.64

  C. P. Clare Corp.          CPCL                0.65             31.1              64.2                 0.5%               0.65

  Corrpro Companies Inc.      CO                 0.65             91.2              28.3                230.9%              0.32

  Powell Industries Inc      POWL                0.37             89.6              88.9                 9.2%               0.35






------------------------------------------------------------------------------------------------------------------------------------
  WEIGHTED AVERAGES                              0.60             60.8              51.8                 67.0%              0.49
------------------------------------------------------------------------------------------------------------------------------------








-------------------------
(1)    Assumes book value of debt approximates market value
(2) Raw Unadjusted Beta calculated weekly over the three years ending 9/30/99; Source: Factset
(3)    Unlevered Beta = {Levered Beta + ((Debt Beta) * (Debt/Equity) * (1-Tax
       Rate))} / { 1 + (Debt * (1 - tax rate) / Equity) } The Debt Beta is assumed for each comparable company based on its capital structure

--------------------------------------------------------------------------------



                      WEIGHTED AVERAGE COST-OF-CAPITAL (1)

------------------------------------------------------------------------------------------------------------------------------------
         CAPITAL STRUCTURE                 COST OF EQUITY                               COST OF DEBT
    ----------------------------  ----------------------------------           --------------------------------         WTD. AVG.
       DEBT/           DEBT/       RELEVERED              COST OF                 BEFORE             AFTER               COST OF
      CAPITAL          EQUITY       BETA (2)               EQUITY                   TAX               TAX                CAPITAL
    ------------     -----------  -------------      ---------------           --------------    --------------      ---------------

        0%               0%           0.49               12.02%                    7.50%             4.54%                12.0%
        10%             11%           0.52               12.31%                    7.60%             4.60%                11.5%
        20%             25%           0.55               12.67%                    7.70%             4.66%                11.1%
        30%             43%           0.59               13.11%                    7.80%             4.72%                10.6%
        40%             67%           0.64               13.68%                    7.90%             4.78%                10.1%
        50%             100%          0.71               14.45%                    8.00%             4.84%                9.6%
        60%             150%          0.81               15.57%                    8.10%             4.90%                9.2%
        70%             233%          0.98               17.41%                    8.20%             4.96%                8.7%

------------------------------------------------------------------------------------------------------------------------------------

                                   ASSUMPTIONS

------------------------------------------------------------------------------------------------------------------------------------
Marginal Tax Rate           40%          Risk Free Rate (3)              6.62%        Market Risk Premium (4)            11.00%
------------------------------------------------------------------------------------------------------------------------------------






------------------------------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and WP & Co. calculations
(2) Relevered Beta = Unlevered Beta + {(Unlevered Beta - Debt Beta) * (Debt/Equity Ratio) * (1 - Tax Rate)}
(3) 5 year U.S. Treasury as of 5/10/2000
(4) Market risk premium is calculated as the arithmetic difference between the intermediate-term rate of return on common stocks from 1926-1993 and intermediate-term treasury coupon note returns, calculated annually, plus the micro-capitalization equity size premium.

--------------------------------------------------------------------------------






              ---------------------------------------------------



                              COMPARABLE COMPANIES
                                    ANALYSES



              ---------------------------------------------------







--------------------------------------------------------------------------------

VALUATION ANALYSIS - COMPARABLE COMPANY TRADING ANALYSIS ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------

- BASED ON PRELIMINARY ANALYSIS OF COMPARABLE PUBLIC TRADING MULTIPLES, CHERRY'S AUTOMOTIVE SWITCHES & MODULES, COMPUTER KEYBOARDS AND SWITCHES & CONTROLS BUSINESSES REFLECT COMBINED ENTERPRISE VALUE OF BETWEEN $220 AND $290


- THESE IMPLIED VALUATIONS REFLECT SIGNIFICANT ADDITIONAL VALUE BEYOND WHAT IS REPRESENTED IN EITHER CURRENT TRADING VALUATIONS OR BY THE CHERRY GROUP'S PROPOSAL

                                                                                ENTERPRISE VALUE MULTIPLES
                                                                   ---------------------------------------------------------
                                                                        SALES               EBITDA               EBIT
                                                                   ----------------   -------------------  -----------------
AUTOMOTIVE ELECTRONICS
Comparable Companies LTM Multiples                                            0.9x                  7.7x              12.6x
Cherry Automotive Switches & Modules LTM Results                            $166.6                 $12.4               $1.2
Implied Enterprise Value                                                    $150.0                 $95.5              $15.2



COMPUTER PERIPHERALS
Comparable Companies LTM Multiples                                            1.4x                 10.8x              10.1x
Cherry Computer Keyboards LTM Results                                       $100.2                 $22.8              $15.8
Implied Enterprise Value                                                    $135.7                $247.0             $159.2



SWITCHES & CONTROLS
Comparable Companies LTM Multiples                                            0.5x                  8.2x               9.6x
Cherry Switches & Controls LTM Results                                       $93.9                  $3.2              ($3.2)
Implied Enterprise Value                                                     $43.3                 $26.2                 NM



AUTOMOTIVE ELECTRONICS
Comparable Companies LTM Multiples
Cherry Automotive Switches & Modules LTM Results
Implied Enterprise Value
                                                                   ENTERPRISE VALUE RANGE                       $60.0    -    $100.0



COMPUTER PERIPHERALS
Comparable Companies LTM Multiples
Cherry Computer Keyboards LTM Results
Implied Enterprise Value
                                                                   ENTERPRISE VALUE RANGE                      $140.0    -    $160.0



SWITCHES & CONTROLS
Comparable Companies LTM Multiples
Cherry Switches & Controls LTM Results
Implied Enterprise Value
                                                                   ENTERPRISE VALUE RANGE                       $20.0    -     $30.0



                                                                   COMBINED ENTERPRISE VALUE RANGES            $220.0    -    $290.0
                                                                   IMPLIED EQUITY VALUE RANGES                 $313.0    -    $383.0
                                                                   IMPLIED SHARE PRICE                         $29.77    -    $36.19


--------------------------------------------------------------------------------

LTM COMPARABLE AUTOMOTIVE ELECTRONICS COMPANIES ANALYSIS ($MM)
--------------------------------------------------------------------------------

                                                                 MARKET VALUE                           ADJUSTED MARKET VALUE
                                         ADJUSTED             AS A MULTIPLE OF LTM                       AS A MULTIPLE OF LTM
                       MARKET             MARKET        ------------------------------------  --------------------------------------
   COMPANY              VALUE             VALUE               NET INCOME         BOOK VALUE       SALES          EBITDA
---------------    ----------------  -----------------  -----------------  -----------------  --------------  --------------

STONERIDGE             $134.9             $477.0                   3.1 x              0.6 x           0.7 x           3.8 x

BEI TECHNOLOGIES        137.2             163.5                   22.3 x              2.8 x           0.9 x           7.7 x

LITTELFUSE              711.2             785.8                   23.4 x              4.8 x           2.4 x           9.9 x



------------------------------------------------------------------------------------------------------------------------------------
OVERALL MEAN           $327.7             $475.4                  16.3 X              2.7 X           1.3 X           7.1 X
OVERALL MEDIAN         $137.2             $477.0                  22.3 X              2.8 X           0.9 X           7.7 X
------------------------------------------------------------------------------------------------------------------------------------

CHERRY AUTOMOTIVE LTM RESULTS                                                                        $166.6           $12.4
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS                                                            $150.0           $95.5

                                     ADJUSTED MARKET VALUE
                                     AS A MULTIPLE OF LTM
                                        --------------
                                             EBIT
                                        --------------

STONERIDGE                                  4.9 x

BEI TECHNOLOGIES                           12.6 x

LITTELFUSE                                 14.9 x



------------------------------------------------------
OVERALL MEAN                               10.8 X
OVERALL MEDIAN                             12.6 X
------------------------------------------------------

CHERRY AUTOMOTIVE LTM RESULTS                $1.2
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS   $15.2


--------------------------------------------------------------------------------

NFY COMPARABLE AUTOMOTIVE ELECTRONICS COMPANIES ANALYSIS ($MM)
--------------------------------------------------------------------------------

                                                                   MARKET VALUE                      ADJUSTED MARKET VALUE
                                          ADJUSTED              AS A MULTIPLE OF LTM                  AS A MULTIPLE OF NFY
                        MARKET             MARKET        ------------------------------------  --------------------------------
   COMPANY               VALUE             VALUE               NET INCOME         BOOK VALUE       SALES          EBITDA
---------------     ----------------  -----------------  -----------------  -----------------  --------------  --------------

STONERIDGE              $134.9             $477.0                   2.8 x              0.5 x           0.7 x           3.6 x

BEI TECHNOLOGIES         137.2             163.5                   18.3 x              2.6 x           0.9 x           6.9 x

LITTELFUSE               711.2             785.8                   20.0 x              4.1 x           2.1 x           8.8 x



-------------------------------------------------------------------------------------------------------------------------------
OVERALL MEAN            $327.7             $475.4                  13.7 X              2.4 X           1.2 X           6.4 X
OVERALL MEDIAN          $137.2             $477.0                  18.3 X              2.6 X           0.9 X           6.9 X
-------------------------------------------------------------------------------------------------------------------------------

CHERRY AUTOMOTIVE NFY RESULTS - BUDGET CASE (1)                                                       $158.5           $11.4
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS                                                             $134.8           $78.4

                                              ADJUSTED MARKET VALUE
                                               AS A MULTIPLE OF NFY
                                                   --------------
                                                       EBIT
                                                   --------------

STONERIDGE                                             4.6 x

BEI TECHNOLOGIES                                      10.9 x

LITTELFUSE                                            12.5 x



-----------------------------------------------------------------
OVERALL MEAN                                           9.3 X
OVERALL MEDIAN                                        10.9 X
-----------------------------------------------------------------

CHERRY AUTOMOTIVE NFY RESULTS - BUDGET CASE (1)        ($0.1)
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS                 NM


--------------------------------------------------------------------------------

LTM COMPARABLE COMPUTER PERIPHERALS COMPANIES ANALYSIS ($MM)
--------------------------------------------------------------------------------

                                                                       MARKET VALUE                           ADJUSTED MARKET VALUE
                                              ADJUSTED             AS A MULTIPLE OF LTM                       AS A MULTIPLE OF LTM
                            MARKET             MARKET        ------------------------------------  --------------------------------
   COMPANY                   VALUE             VALUE               NET INCOME         BOOK VALUE       SALES          EBITDA
---------------         ----------------  -----------------  -----------------  -----------------  --------------  -----------------

ASTRONICS CORP.              $55.3             $72.4                   11.4 x              1.9 x           1.4 x           6.6 x

KEY TRONIC CORP.              24.1              45.4                       NM              0.5 x           0.3 x          17.3 x

INTERLINK ELECTRONICS        223.1             218.8                       NM             11.6 x          10.8 x              NM

CYBEX COMPUTER PRODUCTS      398.0             410.0                   22.2 x              5.1 x           3.7 x          15.0 x

PRINTRONIX                    92.7              92.1                    8.2 x              1.4 x           0.5 x           4.0 x



-----------------------------------------------------------------------------------------------------------------------------------
OVERALL MEAN                $158.6            $167.8                   13.9 X              4.1 X           3.3 X          10.7 X
OVERALL MEDIAN               $92.7             $92.1                   11.4 X              1.9 X           1.4 X          10.8 X
-----------------------------------------------------------------------------------------------------------------------------------


CHERRY COMPUTER KEYBOARDS LTM RESULTS                                                                     $100.2           $22.8
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS                                                                 $135.7          $247.0

                                         ADJUSTED MARKET VALUE
                                         AS A MULTIPLE OF LTM
                                            --------------
                                                 EBIT
                                            --------------

ASTRONICS CORP.                                 10.1 x

KEY TRONIC CORP.                                    NM

INTERLINK ELECTRONICS                               NM

CYBEX COMPUTER PRODUCTS                         16.1 x

PRINTRONIX                                       6.0 x



-----------------------------------------------------------
OVERALL MEAN                                    10.7 X
OVERALL MEDIAN                                  10.1 X
-----------------------------------------------------------


CHERRY COMPUTER KEYBOARDS LTM RESULTS            $15.8
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS       $159.2


--------------------------------------------------------------------------------

LTM COMPARABLE SWITCHES AND CONTROLS COMPANIES ANALYSIS ($MM)
--------------------------------------------------------------------------------

                                                                      MARKET VALUE                           ADJUSTED MARKET VALUE
                                               ADJUSTED            AS A MULTIPLE OF LTM                       AS A MULTIPLE OF LTM
                             MARKET             MARKET        ------------------------------------  --------------------------------
   COMPANY                    VALUE             VALUE               NET INCOME         BOOK VALUE       SALES          EBITDA
---------------          ----------------  -----------------  -----------------  -----------------  --------------  ----------------

AULT INC.                     $25.8             $31.2                   17.4 x              1.0 x           0.5 x           9.9 x

C. P. CLARE CORP.              64.2              31.1                       NM              0.7 x           0.3 x          13.2 x

CORRPRO COMPANIES INC.         28.3              91.2                    4.4 x              0.5 x           0.5 x           4.3 x

POWELL INDUSTRIES INC          88.9              89.6                   14.2 x              1.0 x           0.4 x           6.5 x





------------------------------------------------------------------------------------------------------------------------------------
OVERALL MEAN                  $51.8             $60.8                   12.0 X              0.8 X           0.4 X           8.5 X
OVERALL MEDIAN                $46.3             $60.4                   14.2 X              0.8 X           0.5 X           8.2 X
------------------------------------------------------------------------------------------------------------------------------------

CHERRY SWITCHES AND CONTROLS LTM RESULTS                                                                   $93.9            $3.2
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS                                                                  $43.3           $26.2

                                        ADJUSTED MARKET VALUE
                                        AS A MULTIPLE OF LTM
                                            --------------
                                                 EBIT
                                            --------------

AULT INC.                                       14.1 x

C. P. CLARE CORP.                                   NM

CORRPRO COMPANIES INC.                           5.7 x

POWELL INDUSTRIES INC                            9.6 x





----------------------------------------------------------
OVERALL MEAN                                     9.8 X
OVERALL MEDIAN                                   9.6 X
----------------------------------------------------------

CHERRY SWITCHES AND CONTROLS LTM RESULTS         ($3.2)
IMPLIED ENTERPRISE VALUE BASED ON MEDIANS           NM


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------








                  ---------------------------------------------



                             COMPARABLE ACQUISITIONS
                                    ANALYSES



                  ---------------------------------------------









--------------------------------------------------------------------------------

VALUATION ANALYSIS - COMPARABLE ACQUISITIONS ANALYSIS ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------

- BASED ON PRELIMINARY ANALYSIS OF COMPARABLE ACQUISITIONS MULTIPLES, CHERRY'S AUTOMOTIVE SWITCHES & MODULES, COMPUTER KEYBOARDS AND SWITCHES & CONTROLS BUSINESSES REFLECT COMBINED ENTERPRISE VALUE OF BETWEEN $230 AND $305 MILLION


- THESE IMPLIED VALUATIONS REFLECT SIGNIFICANT ADDITIONAL VALUE BEYOND WHAT IS REPRESENTED IN EITHER CURRENT TRADING VALUATIONS OR BY THE CHERRY GROUP'S PROPOSAL

                                                                    ENTERPRISE VALUE MULTIPLES
                                                     ---------------------------------------------------------
                                                          SALES               EBITDA               EBIT
                                                     ----------------   -------------------  -----------------
AUTOMOTIVE ELECTRONICS
Comparable Transactions LTM Multiples                           0.9x                  7.3x              10.7x
Cherry Automotive Switches & Modules LTM Results              $166.6                 $12.4               $1.2
Implied Enterprise Value                                      $149.9                 $91.0              $12.9
                                                     ENTERPRISE VALUE RANGE                                       $60.0   -   $100.0


COMPUTER PERIPHERALS
Comparable Transactions LTM Multiples                           1.6x                  7.5x              13.2x
Cherry Computer Keyboards LTM Results                         $100.2                 $22.8              $15.8
Implied Enterprise Value                                      $157.5                $170.2             $207.3
                                                     ENTERPRISE VALUE RANGE                                      $150.0   -   $175.0


SWITCHES & CONTROLS
Comparable Transactions LTM Multiples                             NA                    NA                 NA
Cherry Switches & Controls LTM Results                         $93.9                  $3.2              ($3.2)
Implied Enterprise Value (1)                                      NA                    NA                 NA
                                                     ENTERPRISE VALUE RANGE                                       $20.0   -    $30.0



                                                     COMBINED ENTERPRISE VALUE RANGES                            $230.0   -   $305.0
                                                     IMPLIED EQUITY VALUE RANGES                                 $323.0   -   $398.0
                                                     IMPLIED SHARE PRICE                                         $30.69   -   $37.56


-------------------------
(1) Based on implied value ranges derived from comparable company trading analysis

--------------------------------------------------------------------------------

COMPARABLE AUTOMOTIVE TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                               ADJUSTED
        DATE             ACQUIROR NAME/                         TARGET BUSINESS                                PURCHASE
        ANN.             TARGET NAME                            DESCRIPTION                                     PRICE
----------------------   -------------------------------------  ------------------------------------------ ----------------------

       pending           BC PARTNERS/                           Manufacture power and fluid transfer             $2,059.7
                         MARK IV                                systems for automotive industry

       5/2/00            AUTOLIV/                               Manufactures propellant-actuated                   $301.8
                         OEA, INC.                              safety devices

       2/14/00           TOWER AUTOMOTIVE/                      Manufacturer of structural components              $110.0
                         DR MELEGHY GMBH & CO.                  and assemblies

       1/6/00            CHASE EQUITY, UBS/                     Manufactures automobile parts                      $446.0
                         MANDO MACHINERY

      12/24/99           TRELLEBORG AG/                         Manufactures anti-vibration systems                $249.5
                         INVENSYS PLC (AVS BUSINESS)            for automobiles

      11/23/99           DELPHI AUTOMOTIVE SYSTEMS/             Manufactures diesel fuel injection                 $871.0
                         TRW (LUCAS DIESEL SYSTEMS)             systems

       8/3/99            BORG WARNER/                           Manufactures engine cooling fans for               $310.0
                         EATON CORP. - FLUID POWER              automobiles and light to heavy trucks

       6/28/99           DURA AUTOMOTIVE SYSTEMS, INC./         Manufactures jacks and tire carriers for            $22.5
                         METALLIFACTURE LTD.                    the European auto industry

       6/18/99           LITTLEJOHN & CO. LLC/                  Manufacturer of protective liners for              $101.2
                         DURAKON INDUSTRIES                     pickup trucks and cargo vans

       5/18/99           AMSTED INDUSTRIES/                     Manufacturer of components and                     $784.8
                         VARLEN CORP.                           sub-assembly for vehicles

       4/28/99           TI GROUP PLC /                         Manufactures fuel storage and delivery             $630.0
                         WALBRO CORP.                           systems for the automotive market

       4/14/99           EAGLE-PICHER INDUSTRIES/               Manufactures engine, chassis, and                   $72.0
                         CARPENTER INDUSTRIES                   suspension parts for the auto industry

                                                                                                          PURCHASE PRICE
                                                                                                         AS A MULTIPLE OF:
                                                  ADJUSTED PURCHASE PRICE             ----------------------------------------------
                    EQUITY                            AS A MULTIPLE OF:
                    PURCHASE      --------------------------------------------------               NET                      BOOK
                     PRICE          SALES        EBITDA                    EBIT                   INCOME                   VALUE
                  --------------  ------------ ------------  -----------------------  -----------------------  ---------------------

       pending      $1,172.3          1.0x         7.4x                    11.0x                   13.7x                     2.5x


       5/2/00         $206.2           1.2x         14.2x                     NM                      NM                      1.4x


       2/14/00        $110.0            NA           NA                       NA                      NA                       NA


        1/6/00        $446.0            NA           NA                       NA                      NA                       NA


      12/24/99        $249.5           0.5x          NA                      8.0x                     NA                       NA


      11/23/99        $871.0           0.8x         7.0x                      NA                      NA                       NA


       8/3/99         $310.0            1.6x          NA                       NA                      NA                       NA


       6/28/99         $22.5            0.9x          NA                       NA                      NA                      2.7x


       6/18/99        $101.2            0.5x         5.1x                     7.9x                   12.2x                     0.5x


       5/18/99        $714.9           1.4x         11.6x                   16.2x                   34.7x                     2.8x


       4/28/99        $242.0           0.9x         8.5x                    16.8x                   46.6x                     3.1x


       4/14/99         $41.0           0.6x         4.2x                     6.5x                    7.5x                     2.3x



----------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                                 ADJUSTED       EQUITY
      DATE        ACQUIROR NAME/                   TARGET BUSINESS                               PURCHASE      PURCHASE   ----------
      ANN.        TARGET NAME                      DESCRIPTION                                    PRICE          PRICE      SALES
----------------  -------------------------------  ------------------------------------------  -------------  ----------  ----------

       3/16/99    LEAR CORP./                      Manufactures electrical parts and             $2,300.0      $2,300.0       0.8x
                  UNITED TECHNOLOGIES              systems
                  AUTOMOTIVE

       3/5/99     KLOECKNER-WERKE AG - PEGUFORM/   Manufactures an assortment of                  $456.0        $248.5        0.3x
                  VENTURE HOLDINGS TRUST           automotive related parts

       2/23/99    FIRST TECHNOLOGY PLC/            Manufacture relays and industrial              $132.5        $142.4        1.7x
                  CONTROL DEVICES INC.             controls

       2/8/99     ARVIN INDUSTRIES/                Manufacturer of automotive oil, air, and       $276.0        $269.7        0.8x
                  MARK IV - PUROLATOR UNIT         fuel filters

       2/1/99     EATON CORP./                     Manufacturer of hydraulic pumps for the       $1,971.5      $1,608.7       0.9x
                  AEROQUIP-VICKERS INC.            automotive industry

       1/19/99    DURA AUTOMOTIVE/                 Manufacturer window and door systems to        $101.2        $101.2        0.5x
                  EXCEL INDUSTRIES                 the automotive industry

       1/26/99    TRW/                             Manufactures vehicle braking systems          $6,612.5      $5,727.1       1.3x
                  LUCASVARITY                      and diesel fuel injection systems/engines

      12/18/98    BORG-WARNER AUTOMOTIVE/          Manufactures wire and cable products for the   $730.0        $650.8        1.0x
                  KUHLMAN CORP.                    auto industry

       12/7/98    MERITOR AUTOMOTIVE/              Manufacturer of motor vehicle parts and        $135.0        $135.0         NA
                  VOLVO AB- HEAVY TRUCK            rear axle

       12/7/98    MERITOR AUTOMOTIVE/              Manufacturer of automobile parts for             NA            NA           NA
                  EUCLID INDUSTRIES                medium and heavy duty vehicles

       12/7/98    STONERIDGE INC./                 Manufacture motor vehicle parts and            $379.0        $362.0        2.6x
                  HI-STAT MANUFACTURING CO.        accessories


                                              PURCHASE PRICE
                                              AS A MULTIPLE OF:
                  ADJUSTED PURCHASE PRICE   ------------------
                     AS A MULTIPLE OF:
                -------------------------      NET       BOOK
                  EBITDA       EBIT          INCOME     VALUE
                -----------  ------------   ---------  -------

       3/16/99     NA          13.6x          NA        NA


        3/5/99    5.7x         16.9x        24.1x      2.8x


       2/23/99    8.6x         10.6x        14.4x      3.4x


        2/8/99    9.2x         16.9x        23.1x      1.0x


        2/1/99    7.4x         10.6x        16.2x      2.8x


       1/19/99    5.1x          7.9x        12.2x      0.5x


       1/26/99    7.5x          9.3x        16.9x      2.4x


      12/18/98    7.9x         10.8x        17.5x      7.9x


       12/7/98     NA            NA           NA        NA


       12/7/98     NA            NA           NA        NA


       12/7/98    16.5x        22.5x        23.7x      8.8x



-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

COMPARABLE AUTOMOTIVE TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                         ADJUSTED        EQUITY
        DATE     ACQUIROR NAME/                 TARGET BUSINESS                                          PURCHASE       PURCHASE
        ANN.     TARGET NAME                    DESCRIPTION                                               PRICE           PRICE
---------------- -----------------------------  ------------------------------------------------  ------------------ ---------------
      11/23/98   MERITOR AUTOMOTIVE/            Manufacturer of vehicle braking systems                    $390.0         $390.0
                 LUCASVARITY PLC - HEAVY
                 VEHICLE BRAKING SYSTEMS

      11/20/98   HAYES LEMMERZ/                 Manufacturer of suspension and powertrain                  $605.0         $437.0
                 CMI INTERNATIONAL              parts

       9/1/98    LEAR CORP/                     Manufacturer of seat systems                               $250.0         $250.0
                 DELPHI SEATING                 for the auto industry

       8/17/98   FEDERAL-MOGUL CORP/            Manufacturer of brakes, lights, wire & cable,            $1,900.0       $1,900.0
                 COOPER INDUSTRIES -            spark plugs, windshield wipers, steering,
                 AUTOMOTIVE                     suspension and driveline products

       7/27/98   CONTINENTAL AG/                Manufacture of automotive brakes                         $1,930.0       $1,930.0
                 ITT INDUSTRIES - AUTO BRAKE    and chassis systems
                 & CHASSIS

       6/25/98   VALEO SA/                      Manufacturer of windshield wiper, switches,              $1,700.0       $1,700.0
                 ITT INDUSTRIES - AUTO          sensors, air-management systems, and
                 ELECTRICAL BUSINESS            fractional-horsepower electric motors

       5/4/98    DANA CORP/                     Manufacturer of automotive brake and                     $4,170.0       $3,600.0
                 ECHLIN INC                     engine systems sold in the aftermarket

       1/12/98   FEDERAL-MOGUL/                 Makes automotive gaskets                                   $720.0         $720.0
                 FEL-PRO INC.

       9/26/97   FEDERAL-MOGUL/                 Manufacturer of automotive components                    $2,937.6       $2,470.5
                 T&N PLC


                                                                                                         PURCHASE PRICE
                                                                                                        AS A MULTIPLE OF:
                                          ADJUSTED PURCHASE PRICE                        -------------------------------------------
                                             AS A MULTIPLE OF:
                -----------------------------------------------------------------------           NET                      BOOK
                        SALES                   EBITDA                    EBIT                   INCOME                   VALUE
                -----------------------  ----------------------   ---------------------  -----------------------  ------------------
      11/23/98          1.4x                     NA                      9.8x                     NA                       NA


      11/20/98          1.1x                    9.0x                    12.5x                   21.2x                     2.5x


        9/1/98          0.4x                     NM                       NM                      NM                       NA


       8/17/98          1.0x                    6.7x                    10.2x                     NA                       NA


       7/27/98           NA                      NA                       NA                      NA                       NA


       6/25/98          0.9x                    7.0x                      NA                      NA                       NA


        5/4/98          1.2x                   12.5x                    19.0x                   35.0x                     3.8x


       1/12/98          1.4x                    9.0x                      NA                      NA                       NA


       9/26/97          1.0x                    6.5x                    10.1x                     NM                       NM




-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

COMPARABLE AUTOMOTIVE TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                          ADJUSTED      EQUITY
        DATE        ACQUIROR NAME/                  TARGET BUSINESS                                       PURCHASE     PURCHASE
        ANN.        TARGET NAME                     DESCRIPTION                                            PRICE         PRICE
-----------------   ------------------------------  -------------------------------------------------  ------------  ---------------
       7/9/97       DANA CORP./                     Manufactures axles, brakes, and other                  $287.0       $287.0
                    EATON CORP. -                   automobile parts
                    AXLE & BRAKE BUSINESS

       7/9/97       EATON CORP./                    Manufactures clutches and other                        $180.0       $180.0
                    DANA CORP. -                    automobile parts
                    WORLDWIDE CLUTCH BUSINESS

       4/18/97      TOWER AUTOMOTIVE, INC./         Manufacturer of structural and suspension              $650.0       $650.0
                    AUTOMOTIVE PRODUCTS CO.         components for automotive, light truck and
                    (A.O. SMITH CORP.)              heavy truck markets

       9/5/96       MAGNA INTERNATIONAL INC./       Manufacturer of seating assemblies and                 $212.1       $132.6
                    DOUGLAS & LOMASON CO.           mechanisms, soft tops, material handling

       7/18/96      JOHNSON CONTROLS, INC./         Supplier of interior systems and components           $1,200.0     $1,200.0
                    PRINCE HOLDING CORP.            including overhead systems and consoles,
                                                    door panels, floor consoles, visors and armrests

       6/17/96      LEAR CORPORATION/               Manufacturer of automotive carpeting and               $384.0       $384.0
                    MASLAND                         luggage compartment trim

       4/15/96      ROBERT BOSCH GMBH/              Manufacturer of automotive components for              $21.4         $21.4
                    TRANSTURK (ALLIED SIGNAL)       automotive braking systems

       3/29/96      MOTOR WHEEL CORP./              Manufacturer of cast aluminum and fabricated           $694.0       $562.4
                    HAYES WHEELS INTL. INC.         steel wheels for passenger cars and light trucks

       3/13/96      EATON CORP. / CAPCO             Manufacturer of automobile parts                         NA           NA
                    AUTOMOTIVE PRODUCTS CORP.


                                                                                                        PURCHASE PRICE
                                                                                                       AS A MULTIPLE OF:
                        ADJUSTED PURCHASE PRICE                                         --------------------------------------------
                           AS A MULTIPLE OF:
               -----------------------------------------------------------------------           NET                     BOOK
                      SALES                   EBITDA                    EBIT                   INCOME                   VALUE
               -----------------------  ----------------------   ---------------------  -----------------------  -------------------
       7/9/97          0.5x                     NA                       NA                      NA                       NA


       7/9/97          1.0x                     NA                       NA                      NA                       NA


      4/18/97          0.8x                   6.2x                    11.9x                     NA                       NA


       9/5/96           NA                      NA                       NA                      NA                       NA


      7/18/96         1.7x                    8.0x                    15.6x                   26.1x                    12.8x


      6/17/96         0.9x                    7.8x                     9.3x                     NA                       NA


      4/15/96          NA                      NA                       NA                      NA                       NA


      3/29/96         1.1x                    7.2x                    10.9x                   18.5x                     2.3x


      3/13/96          NA                      NA                       NA                      NA                       NA


-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

COMPARABLE AUTOMOTIVE TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                            ADJUSTED        EQUITY
        DATE      ACQUIROR NAME/                      TARGET BUSINESS                                       PURCHASE       PURCHASE
        ANN.      TARGET NAME                         DESCRIPTION                                             PRICE          PRICE
----------------  ----------------------------------  -------------------------------------------------  -------------  ------------
       3/11/96    ROBERT BOSCH GMBH/                  Manufacturer of brakes for cars and light                    NA         NA
                  HYDRAULIC BRAKE UNIT OF             trucks
                  ALLIED SIGNAL INC. (PENDING)

       3/6/96     MARK IV INDUSTRIES, INC./           Manufacturer of rubber and thermoplastic                   $75.0       $75.0
                  IMPERIAL EASTMAN DIVISION           hoses and other industrial products
                  (PULLMAN CO.)

       3/6/96     CAMBRIDGE INDUSTRIES, INC./         Manufacturer of composite materials for use                $42.0       $42.0
                  GENCORP - REINFORCED                in vehicle body panels and other automotive
                  PLASTICS DIVISION                   applications

       2/12/96    DANA CORP./ THOMPSON                Manufacturer of metal chassis and piston                     NA         NA
                  RAMCO ARGENTINA                     ring automobile parts

       2/5/96     COOPER INDUSTRIES INC./             Manufacturer of automotive lighting products                 NA         NA
                  BLAZER INTERNATIONAL UNIT
                  (BLAZER GROUP)

       1/17/96    TOWER AUTOMOTIVE INC./              Manufacturer of metal stampings and                          NA         NA
                  TRYLON CORPORATION                  assemblies for cars, minivans and light trucks
                  (MASCOTECH, INC.)

       1/12/96    TIMKEN CO./                         Manufacturer of roller bearings                            $12.5       $12.5
                  FLT PREMA MILMET
                  - BEARINGS DIVISION (PENDING)

       1/8/96     BTR INC./                           Manufacturer of motor vehicle parts                          NA         NA
                  GENCORP - VIBRATIONS
                  CONTROLS DIVISION


                                                                                                        PURCHASE PRICE
                                                                                                       AS A MULTIPLE OF:
                          ADJUSTED PURCHASE PRICE                                       --------------------------------------------
                            AS A MULTIPLE OF:
               -----------------------------------------------------------------------           NET                     BOOK
                      SALES                   EBITDA                    EBIT                   INCOME                   VALUE
               -----------------------  ----------------------   ---------------------  -----------------------  -------------------

     3/11/96           NA                      NA                       NA                      NA                       NA


      3/6/96           0.6x                     NA                       NA                      NA                       NA


      3/6/96           NA                      NA                       NA                      NA                       NA


     2/12/96           NA                      NA                       NA                      NA                       NA


      2/5/96           NA                      NA                       NA                      NA                       NA


     1/17/96           NA                      NA                       NA                      NA                       NA


     1/12/96           NA                      NA                       NA                      NA                       NA


      1/8/96           NA                      NA                      NA                       NA                      NA


-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

COMPARABLE AUTOMOTIVE TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                ADJUSTED                  EQUITY
        DATE     ACQUIROR NAME/                TARGET BUSINESS                                  PURCHASE                 PURCHASE
        ANN.     TARGET NAME                   DESCRIPTION                                       PRICE                    PRICE
---------------- ----------------------------  --------------------------------------------  ----------------     ------------------
       12/5/95   MARK IV INDUSTRIES, INC./     Manufacturer of fuel systems components           $23.7                    $23.7
                 FITZSIMONS
                 MANUFACTURING CO.

       11/1/95   DANA CORP./                   Manufacturer of axles                             $115.3                  $115.3
                 GKN AXLES, GKN COMAXLE
                 SPA (GKN PLC)

       10/7/95   ECHLIN INC./                  Manufacturer of motor vehicle parts                 NA                      NA
                 HANDY & HARMAN INC.           and equipment

       9/26/95   COLLINS & AIKMAN/             Manufacturer of component assemblies used         $175.5                  $143.5
                 LARIZZA INDUSTRIES            in automobiles, light trucks and other
                                               machinery

       7/28/95   HARVARD INDUSTRIES/           Manufacturer of aluminum castings, primarily      $212.0                   $84.2
                 DOEHLER-JARVIS                for use in the automotive industry

       7/24/95   PLASTIC OMNIUM/               Supplier of interior trim to European OEMs        $208.0                  $208.0
                 REYDEL

       7/17/95   LEAR SEATING CORP./           Manufacturer of interior trim systems for         $847.2                  $628.3
                 AUTOMOTIVE INDUSTRIES         cars, mini vans and light trucks
                 HOLDING INC.

       6/23/95   STANDARD MOTOR                Manufacturer of filter dryers and accumulators    $815.4                  $587.4
                 PRODUCTS, INC./               for mobile air conditioning systems and
                 AUTOMOTIVE DRYERS INC.        mobile air conditioning systems

       6/23/95   JOHNSON CONTROLS/             Supplier of seating and interior components       $250.0                  $250.0
                 ROTH FRERES                   to European OEMS


                                                                                                       PURCHASE PRICE
                                                                                                      AS A MULTIPLE OF:
                         ADJUSTED PURCHASE PRICE                                         -------------------------------------------
                             AS A MULTIPLE OF:
                -----------------------------------------------------------------------         NET                      BOOK
                      SALES                   EBITDA                    EBIT                   INCOME                   VALUE
                -----------------------  ----------------------   ---------------------  -----------------------  ------------------

       12/5/95         0.4x                     NA                       NA                      NA                       NA


       11/1/95         1.0x                     NA                     12.1x                     NA                       NA


       10/7/95          NA                      NA                       NA                      NA                       NA


       9/26/95         0.9x                    6.3x                     7.6x                    9.7x                      NA


       7/28/95         0.8x                    6.9x                    18.3x                     NM                       NA


       7/24/95         0.6x                    4.6x                     7.3x                     NA                       NA


       7/17/95         1.5x                    8.8x                    12.2x                   18.0x                      NA


       6/23/95          NA                      NA                       NA                      NA                       NA


       6/23/95         0.4x                    5.3x                     6.4x                     NA                       NA

-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

--------------------------------------------------------------------------------

                                                                                             ADJUSTED                 EQUITY
        DATE      ACQUIROR NAME/            TARGET BUSINESS                                  PURCHASE                PURCHASE
        ANN.      TARGET NAME               DESCRIPTION                                       PRICE                    PRICE
----------------  ------------------------  -------------------------------------------  --------------------  ---------------------

       6/15/95    JOHNSTOWN AMERICA         Manufacturer of truck bodies and formed           $249.2                  $167.8
                  INDUSTRIES/               metal parts
                  TRUCK COMPONENTS

       6/12/95    RIETER HOLDING AG/        Manufacturer of automobile parts, sound           $180.0                  $180.0
                  GLOBE INDUSTRIES, INC.    deadening asphalt and roofing materials

       6/2/95     TYCO INTERNATIONAL LTD/   Manufacturer of struts                              NA                      NA
                  UNISTRUT INTL. CORP.

       5/10/95    CRS HOLDINGS CORP./       Manufacturer of motor vehicle parts                 NA                      NA
                  COMPONENTS                and equipment
                  REMANUFACTURING
                  SPECIALISTS, INC.

       5/4/95     DOUGLAS & LOMASON CO./    Manufacturer of automobile parts, especially      $44.7                    $44.0
                  BESTOP INC.               soft-tops for four wheel drive vehicles

       5/4/95     DOUGLAS & LOMASON CO./    Manufacturer of automobile parts, especially      $44.7                    $44.0
                  BESTOP INC.               soft-tops for four wheel drive vehicles

       4/24/95    MODINE MANUFACTURING CO./ Manufacturer and wholesaler of automotive           NA                      NA
                  SIGNET SYSTEMS INC.       heating and air-conditioning units

       2/14/95    KOHLBERG KRAVIS           Manufacturer of motor vehicle suspensions         $105.0                  $105.0
                  ROBERTS & CO./            and engineered systems components for trucks
                  NEWAY ANCHORLOK           and trailers
                  INTERNATIONAL, INC.

                                            ----------------------------------------------------------------------------------------
                                            OVERALL MEAN                                      $739.7                  $646.5
                                            OVERALL MEDIAN                                    $287.0                  $250.0
                                            ----------------------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------------------
                                            CHERRY AUTOMOTIVE LTM RESULTS
                                            IMPLIED ENTERPRISE VALUE
                                            BASED ON MEDIANS
                                            ----------------------------------------------------------------------------------------

                                                                                                        PURCHASE PRICE
                                                                                                       AS A MULTIPLE OF:
                        ADJUSTED PURCHASE PRICE                                          -------------------------------------------
                           AS A MULTIPLE OF:
   DATE         -----------------------------------------------------------------------           NET                     BOOK
   ANN.                 SALES                   EBITDA                    EBIT                   INCOME                   VALUE
--------------- -----------------------  ----------------------   ---------------------  -----------------------  ------------------

       6/15/95         0.7x                    4.4x                     5.6x                   10.3x                     7.2x


       6/12/95         0.7x                    7.0x                     9.4x                     NA                       NA


        6/2/95          NA                      NA                       NA                      NA                       NA


       5/10/95          NA                      NA                       NA                      NA                       NA


        5/4/95          NA                      NA                       NA                      NA                       NA


        5/4/95          NA                      NA                       NA                      NA                       NA


       4/24/95          NA                      NA                       NA                      NA                       NA


       2/14/95          NA                      NA                       NA                      NA                       NA


-----------------------------------------------------------------------------------------------------------------------------
OVERALL MEAN          1.0X                    7.8X                    11.7X                   20.1X                     3.7X
OVERALL MEDIAN        0.9X                    7.3X                    10.7X                   17.8X                     2.7X
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

CHERRY AUTOMOTIVE
  LTM RESULTS       $166.6                   $12.4                    $1.2
IMPLIED ENTERPRISE
  VALUE BASED ON
   MEDIANS          $149.9                   $91.0                   $12.9
-----------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

COMPARABLE COMPUTER PERIPHERALS TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                                          ADJUSTED
  DATE        ACQUIROR NAME/                                              TARGET BUSINESS                                 PURCHASE
  ANN.        TARGET NAME                                                 DESCRIPTION                                      PRICE
-----------   ----------------------------------------------------------  ------------------------------------------  --------------

 1/19/00      CISCO SYSTEMS INC / COMPATIBLE SYSTEMS CORP                 Manufacture computer peripheral equipment       $214.5

 11/9/99      PSC INC / PERCON INC                                        Manufacture computer peripherals                 $51.7

 11/1/99      ADAPTEC INC / DISTRIBUTED PROCESSING                        Manufacture computer disk drives                $237.0

 9/22/99      XEROX CORP / TEKTRONIX INC-COLOR PRINTING                   Manufacture color inkjet printers               $925.0

 7/27/99      GUILLEMOT CORP / THRUSTMASTER INC-GAME                      Manufacture game controllers                     $15.0

 5/14/99      INVESTOR GROUP / KENTEK INFORMATION SYSTEMS INC             Manufacture mid-range printers                   $29.8

 3/20/99      PIX TECH INC / MICRON TECH-DISPLAY DIV                      Manufacture computer display monitors            $12.9

 3/1/99       COMVERSE TECHNOLOGY INC / AMAREX TECHNOLOGY                 Manufacture software-based peripheral            $16.6

 12/3/98      XEROX CORP / VISIONEER INC                                  Provide computer peripheral services             $35.4

 11/6/98      TEXAS INSTRUMENTS INC / ADAPTEC INC-DISK DRIVE              Manufacture disk drives                          $17.0

10/22/98      SCM MICROSYSTEMS INC / SHUTTLE TECHNOLOGY GROUP             Manufacture computer interface technology        $33.0

 8/18/98      SPICER-MITCHELL HOLDINGS LTD / TCM COMPUTERS(TEREXKO LTD)   Manufacture computer peripherals                 $20.4

                                                                                                            PURCHASE PRICE
                                                                                                           AS A MULTIPLE OF:
                                                      ADJUSTED PURCHASE PRICE                        ------------------------------
             EQUITY                                     AS A MULTIPLE OF:
   DATE     PURCHASE        -----------------------------------------------------------------------      NET               BOOK
   ANN.      PRICE                    SALES                   EBITDA                    EBIT            INCOME            VALUE
 -------   -----------      -----------------------  ----------------------   ---------------------  ------------     -------------

 1/19/00      $214.5             9.9x                     NA                       NA                      NA                 NA

 11/9/99       $58.1             1.5x                    8.1x                     9.9x                   13.9x               3.4x

 11/1/99      $237.0             5.3x                     NA                       NA                      NA                 NA

 9/22/99      $925.0             0.5x                    6.8x                    15.6x                   30.8x               1.5x

 7/27/99       $15.0              NA                      NA                       NA                      NA                 NA

 5/14/99       $38.9              NA                      NA                       NA                      NA                 NA

 3/20/99       $12.9              NA                      NA                       NA                      NA                 NA

 3/1/99        $16.6             1.7x                     NA                       NA                      NA                 NA

 12/3/98       $40.8             0.4x                     NM                       NM                      NM                4.4x

 11/6/98       $17.0              NA                      NA                       NA                      NA                 NA

10/22/98       $33.0             2.1x                    20.4x                   21.9x                   22.6x              20.5x

 8/18/98       $20.4              NA                      NA                       NA                      NA                 NA



-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

--------------------------------------------------------------------------------

        DATE        ACQUIROR NAME/                                               TARGET BUSINESS
        ANN.        TARGET NAME                                                  DESCRIPTION
-----------------   -----------------------------------------------------------  ---------------------------------------------------

       7/16/98      IOMEGA CORP / NOMAI SA                                       Manufacture computer cartridges

       7/1/98       DIGI INTERNATIONAL INC / CENTRAL DATA CORP                   Manufacture and wholesale serial port devices

       6/29/98      LSI LOGIC CORP / SYMBIOS INC                                 Manufacture host adapter boards

       6/24/98      CELL PATHWAYS / TSENG LABORATORIES INC                       Manufacture graphic displays

       6/2/98       BETTER ONLINE SOLUTIONS LTD / PACIFIC INFORMATION SYSTEMS    Manufacture computer  peripherals

       4/20/98      INVESTOR GROUP / CORNERSTONE IMAGING-DISPLAY                 Manufacture display peripherals

       3/6/98       ASK AS / PROXIMA CORP                                        Manufacture PC liquid crystal display products

      11/17/97      PIXEL MAGIC INC / XEROGRAPHIC LASER IMAGES CORP              Manufacture hardware and software products


                                                                                 ---------------------------------------------------
                                                                                 OVERALL MEAN
                                                                                 OVERALL MEDIAN
                                                                                 ---------------------------------------------------
                                                                                 ---------------------------------------------------
                                                                                 CHERRY COMPUTER KEYBOARDS LTM RESULTS
                                                                                 IMPLIED ENTERPRISE VALUE BASED ON MEDIANS
                                                                                 ---------------------------------------------------

                                                                            PURCHASE PRICE
                                                                           AS A MULTIPLE OF:
                                       ADJUSTED PURCHASE PRICE         ----------------------------
           ADJUSTED       EQUITY            AS A MULTIPLE OF:
   DATE    PURCHASE     PURCHASE  ------------------------------------     NET          BOOK
   ANN.     PRICE         PRICE     SALES           EBITDA      EBIT     INCOME         VALUE
  ------  ----------  ----------  ----------     ------------  ------- -----------  ---------------

 7/16/98    $44.0        $44.0     1.8x              NA         NA       NA             NA

 7/1/98     $18.0        $18.0     1.2x              NA         NA       NA             NA

 6/29/98   $760.0       $760.0     1.2x             5.2x      10.8x    20.7x           2.5x

 6/24/98   $151.2       $174.8    24.9x              NM         NM       NM            6.2x

 6/2/98     $12.4        $12.4     0.6x              NA         NA     12.4x            NA

 4/20/98    $10.7        $10.7      NA               NA         NA       NA             NA

 3/6/98     $70.0        $79.8     0.5x              NM         NM       NM            1.2x

11/17/97    $15.0        $15.0     9.8x              NM         NM       NM             NM



---------------------------------------------------------------------------------------------------
OVERALL MEAN  $134.5    $137.2     4.4X            10.1X      14.5X    20.1X           5.7X
OVERALL MEDIAN $31.4     $35.9     1.6X             7.5X      13.2X    20.7X           3.4X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
CHERRY COMPUTER KEYBOARDS LTM
  RESULTS                        $100.2            $22.8     $15.8
IMPLIED ENTERPRISE VALUE BASED
  ON MEDIANS                     $157.5           $170.2    $207.3
---------------------------------------------------------------------------------------------------


-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.

COMPARABLE SWITCH TRANSACTIONS ($MM) (1)
--------------------------------------------------------------------------------

                                                                                                                        ADJUSTED
        DATE       ACQUIROR NAME/                                   TARGET BUSINESS                                     PURCHASE
        ANN.       TARGET NAME                                      DESCRIPTION                                          PRICE
----------------   -----------------------------------------------  ---------------------------------------------  -----------------

       5/2/00      SILVER LAKE PARTNERS / CABLETRON SYSTEMS INC     Manufacture intelligent switches                      $225.0

       6/30/99     SAIA BURGESS ELECTRONICS / BMI ELECTRONICS       Manufacture automotive sensors and switches               NA

       2/4/99      GOOCH & HOUSEGO / CLEVELAND CRYSTALS             Manufacture electro-optic Q-switches                    $6.5

       1/19/99     ROCKWELL AUTOMATION / EJA ENGINEERING            Manufacture control systems and switches               $82.8

       5/7/97      KEARNEY NATIONAL / DRYREED SWITCHES              Manufacture magnetic switches                             NA

      12/23/96     GUNTHER / TONGEREN MANUFACTURING                 Manufacture electronic switches                           NA

      12/20/96     SIBER / ERNST DREEFS                             Manufacture switches and thermostats                      NA

       9/3/96      CISCO SYSTEMS / GRANITE SYSTEMS                  Manufacture high speed switches                       $220.0

       8/15/96     INVESTOR GROUP / EJA ENGINEERING                 Manufacture control systems and switches               $48.1

       8/14/96     FLEXTECH HOLDINGS / HIMAKE ELECTRONICS           Manufacture precision electronic switches               $0.7

       3/4/96      US ROBOTICS / AMBER WAVE SYSTEMS                 Manufacture internet switches                          $40.0

                                                                    ----------------------------------------------------------------
                                                                    OVERALL MEAN                                           $89.0
                                                                    OVERALL MEDIAN                                         $48.1
                                                                    ----------------------------------------------------------------
                                                                    ----------------------------------------------------------------
                                                                    CHERRY SWITCH & CONTROLS LTM RESULTS
                                                                    IMPLIED ENTERPRISE
                                                                    ----------------------------------------------------------------

                                                                                                     PURCHASE PRICE
                                                                                                     AS A MULTIPLE OF:
                                                ADJUSTED PURCHASE PRICE               ----------------------------------------------
                 EQUITY                             AS A MULTIPLE OF:
     DATE       PURCHASE       -----------------------------------------------------        NET                      BOOK
     ANN.        PRICE               SALES            EBITDA             EBIT               INCOME                   VALUE
    ------     ------------    ----------------  ---------------   -----------------  -----------------------  ---------------------

       5/2/00     $225.0              NA               NA                NA                  NA                       NA

      6/30/99        NA               NA               NA                NA                  NA                       NA

       2/4/99       $6.5              NA               NA                NA                  NA                       NA

      1/19/99     $82.8               NA               NA                NA                  NA                       NA

       5/7/97        NA               NA               NA                NA                  NA                       NA

     12/23/96        NA               NA               NA                NA                  NA                       NA

     12/20/96        NA               NA               NA                NA                  NA                       NA

       9/3/96     $220.0              NA               NA                NA                  NA                       NA

      8/15/96     $48.1               NA               NA                NA                  NA                       NA

      8/14/96      $0.7               NA               NA                NA                  NA                       NA

       3/4/96      $40.0              NA               NA                NA                  NA                       NA

------------------------------------------------------------------------------------------------------------------------------------
OVERALL MEAN       $89.0              NA               NA                NA                  NA                       NA
OVERALL MEDIAN     $48.1              NA               NA                NA                  NA                       NA
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
CHERRY SWITCH & CONTROLS LTM
 RESULTS                           $93.9             $3.2             ($3.2)
IMPLIED ENTERPRISE VALUE              NA               NA               NA
-----------------------------------------------------------------------------

-------------------------
(1) Source: SDC, news reports and company financials. All multiples are based upon LTM data when available.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






                     ---------------------------------------



                                BREAK-UP ANALYSIS



                     ---------------------------------------






--------------------------------------------------------------------------------

BREAK-UP ANALYSIS ($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------

                                                                                SALE OF BUSINESS SEGMENTS
                                                       ----------------------------------------------------------------------
                                                                   AUTOMOTIVE                           SWITCHES &
                                                                  ELECTRONICS                            CONTROLS
                                                       ------------------------------------  --------------------------------
SALE PROCEEDS (1)                                           $60.0       -      $100.0             $20.0      -      $30.0

TAX BASIS (2)                                               $90.6              $90.6              $56.8             $56.8

TAXABLE AMOUNT OF PROCEEDS                                    NM                $9.4               NM                 NM

TAXES PAID (3)                                                -                 $3.8                -                 -
                                                       ----------------------------------------------------------------------
NET CASH PROCEEDS                                           $60.0       -      $96.2              $20.0      -      $30.0
                                                       ----------------------------------------------------------------------

                                                                          SALE OF REMAINING COMPANY TAX FREE
                                                                               (COMPUTER PERIPHERALS)
                                                       ----------------------------------------------------------------------
SALE PROCEEDS (1)                                           $140.0                         -                        $175.0

PLUS:  CASH PROCEEDS FROM SALE OF BUSINESS SEGMENTS         $80.0                          -                        $126.2

LESS: NET DEBT                                             ($93.0)                         -                       ($93.0)
                                                       ----------------------------------------------------------------------
TOTAL CASH PROCEEDS                                         $313.0                         -                        $394.2
IMPLIED SHARE PRICE                                         $29.77                         -                        $37.22
                                                       ----------------------------------------------------------------------


     ------------------------------
(1) Based on values implied by comparable trading and acquisitions multiples
(2) Based on Identifiable Assets as presented in the Preliminary 2000 Annual Report
(3) Based on 40% tax rate


--------------------------------------------------------------------------------
                                     - 59 -

--------------------------------------------------------------------------------







                       ---------------------------------



                            LEVERAGED BUYOUT ANALYSES



                       ---------------------------------







--------------------------------------------------------------------------------

ASSUMPTIONS

     44% SHARE PRICE PREMIUM PRE-BID, 54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/IMPROVED MARGINS CASE ($MM, EXCEPT PER SHARE DATA)

----------------------------------------------------------------------------------
                                  USES OF FUNDS
----------------------------------------------------------------------------------
Total Shares Outstanding (MM)                                               10.04
Stock Price (as of 04/20/00)                                               $13.00
Premium                                                                     44.2%
                                                                           ------
Tender Purchase Price per Share                                            $18.75

TOTAL SHARE PURCHASE PRICE                                                 $188.3

Plus:  Value of Options                                                       4.4
                                                                              ---
TOTAL EQUITY PURCHASE PRICE                                                $192.7

Total Transaction Fees                                                       10.0
Plus: Pro Forma Net Debt as of 3/31/00                                      (93.0)
                                                                            ------
TOTAL PURCHASE PRICE                                                       $109.7
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                         CHERRY GROUP INITIAL INVESTMENT
----------------------------------------------------------------------------------

Total Shares Outstanding (MM)                                               10.04
% Owned by Cherry Group                                                       54%

Cherry Group's Share of $93.0 Cash Distributed as Cash Dividend             $50.6
Capital Gains Tax                                                           28.0%
CHERRY GROUP'S NET PROCEEDS                                                 $36.4
Plus: Value of Cherry Group Rollover Equity                                 102.4
                                                                            -----
CHERRY GROUP INITIAL INVESTMENT                                            $138.8
----------------------------------------------------------------------------------

----------------------------------------------------------------------
                        SOURCES OF FUNDS
----------------------------------------------------------------------
                                                              2000
                         INT. RATE     $MM        %CAP       EBITDA
                        ----------------------------------------------
Bank Facility                  9.5%       $7.3        6.6%      0.20x
Subordinated Debt             12.0%        0.0        0.0%      0.00x
                                          ----        ----      -----
     Total Debt                           $7.3        6.6%      0.20x

New Common Equity                          0.0        0.0%
Rollover Common Equity                   102.4       93.4%
                                        ------       -----
     Total Common Equity                 102.4       93.4%
                                        ------       -----
TOTAL SOURCES                           $109.7      100.0%
----------------------------------------------------------------------


----------------------------------------------------------------------
                TRANSACTION GOODWILL CALCULATION / OTHER
----------------------------------------------------------------------
Total Equity Purchase Price                                    $192.7
Plus: Total Transaction Fees                                     10.0
Less: Estimated Net Worth as of 3/31/00                         174.2
                                                                -----
Transaction Goodwill                                              0.0
Period of Amortization                                           20.0
Annual Transaction Goodwill Amortization (TGA)                   $0.0
Est. Public Company Expense (annual)                              1.0
----------------------------------------------------------------------


---------------------------
NOTE:  ANALYSIS ASSUMES LBO TRANSACTION CLOSES ON 3/1/00
(1) Assumes 54% of management's equity is rolled

--------------------------------------------------------------------------------
                                     - 61 -

IRR SENSITIVITY ANALYSIS ($ PER SHARE)
                                       54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/IMPROVED MARGINS CASE

                                                                  IMPLIED IRR AT 4.0X EBITDA EXIT MULTIPLE
                                                                  ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          11.3%       6.2%       2.3%       (1.5%)      (5.1%)     (8.6%)      (12.1%)     (15.4%)    (18.7%)
    EXIT          2003          21.6%      18.4%       15.9%      13.5%       11.1%       8.8%         6.5%       4.4%        2.2%
    YEAR          2004          21.2%      18.9%       17.1%      15.4%       13.7%       12.0%       10.4%       8.8%        7.3%
                  2005          20.9%      19.1%       17.8%      16.5%       15.2%       13.9%       12.7%       11.4%      10.2%
                  2006          20.3%      18.9%       17.8%      16.8%       15.7%       14.7%       13.8%       12.8%      11.8%
                           ---------------------------------------------------------------------------------------------------------

                                                                  IMPLIED IRR AT 5.0X EBITDA EXIT MULTIPLE
                                                                  ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          25.1%      19.9%       16.0%      12.2%        8.6%       5.1%         1.7%      (1.6%)      (4.8%)
    EXIT          2003          31.0%      27.8%       25.3%      23.0%       20.7%       18.4%       16.2%       14.1%      12.1%
    YEAR          2004          27.7%      25.5%       23.8%      22.1%       20.4%       18.8%       17.3%       15.7%      14.3%
                  2005          25.7%      24.0%       22.7%      21.4%       20.2%       19.0%       17.8%       16.6%      15.5%
                  2006          24.1%      22.7%       21.7%      20.7%       19.7%       18.7%       17.7%       16.8%      15.9%
                           ---------------------------------------------------------------------------------------------------------

                                                                  IMPLIED IRR AT 6.0X EBITDA EXIT MULTIPLE
                                                                  ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          37.5%      32.2%       28.2%      24.4%       20.8%       17.2%       13.8%       10.5%       7.3%
    EXIT          2003          39.2%      36.0%       33.6%      31.2%       28.9%       26.7%       24.5%       22.5%      20.4%
    YEAR          2004          33.4%      31.2%       29.5%      27.8%       26.2%       24.6%       23.1%       21.6%      20.2%
                  2005          29.9%      28.2%       26.9%      25.7%       24.5%       23.3%       22.1%       21.0%      19.9%
                  2006          27.4%      26.0%       25.0%      24.0%       23.0%       22.1%       21.2%       20.3%      19.4%
                           ---------------------------------------------------------------------------------------------------------

                                                                  IMPLIED IRR AT 7.0X EBITDA EXIT MULTIPLE
                                                                  ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00    $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          48.8%      43.5%       39.4%      35.5%       31.8%       28.2%       24.8%       21.4%      18.2%
    EXIT          2003          46.6%      43.3%       40.9%      38.5%       36.2%       34.0%       31.9%       29.8%      27.8%
    YEAR          2004          38.4%      36.2%       34.5%      32.8%       31.2%       29.7%       28.2%       26.7%      25.3%
                  2005          33.6%      32.0%       30.7%      29.4%       28.2%       27.1%       25.9%       24.8%      23.7%
                  2006          30.3%      29.0%       27.9%      26.9%       26.0%       25.1%       24.1%       23.3%      22.4%
                           ---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     - 62 -

IRR SENSITIVITY ANALYSIS ($ PER SHARE)
                                       54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/IMPROVED MARGINS CASE

                                                     IMPLIED IRR AT 2.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (58.1%)       NM         NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (13.8%)    (18.3%)     (22.0%)    (25.7%)     (29.6%)     (33.7%)     (38.0%)     (42.7%)    (47.9%)
    YEAR          2004          12.4%       9.9%       7.9%        5.9%        3.9%       1.9%        (0.0%)     (2.0%)      (3.9%)
                  2005          17.6%      15.8%       14.3%      12.9%       11.5%       10.1%        8.8%       7.4%        6.0%
                  2006          17.1%      15.6%       14.5%      13.4%       12.3%       11.2%       10.1%       9.0%        8.0%
                           ---------------------------------------------------------------------------------------------------------

                                                     IMPLIED IRR AT 3.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (54.8%)    (63.7%)       NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (10.4%)    (14.8%)     (18.3%)    (21.9%)     (25.6%)     (29.4%)     (33.3%)     (37.6%)    (42.1%)
    YEAR          2004          15.4%      12.9%       11.0%       9.0%        7.1%       5.1%         3.2%       1.4%       (0.5%)
                  2005          20.0%      18.2%       16.7%      15.4%       14.0%       12.6%       11.3%       9.9%        8.6%
                  2006          18.9%      17.5%       16.3%      15.2%       14.1%       13.1%       12.0%       11.0%       9.9%
                           ---------------------------------------------------------------------------------------------------------

                                                     IMPLIED IRR AT 4.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (50.9%)    (59.4%)       NM          NM          NM         NM           NM         NM          NM
    EXIT          2003          (6.5%)    (10.8%)     (14.2%)    (17.6%)     (21.1%)     (24.7%)     (28.3%)     (32.1%)    (36.2%)
    YEAR          2004          18.9%      16.4%       14.5%      12.6%       10.7%       8.8%         7.0%       5.1%        3.3%
                  2005          22.7%      20.9%       19.5%      18.1%       16.8%       15.4%       14.1%       12.8%      11.5%
                  2006          21.0%      19.6%       18.5%      17.4%       16.3%       15.3%       14.2%       13.2%      12.2%
                           ---------------------------------------------------------------------------------------------------------

                                                     IMPLIED IRR AT 5.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (46.4%)    (54.4%)     (61.4%)       NM          NM         NM           NM         NM          NM
    EXIT          2003          (2.0%)     (6.1%)     (9.4%)     (12.7%)     (16.0%)     (19.3%)     (22.7%)     (26.2%)    (29.9%)
    YEAR          2004          22.9%      20.5%       18.6%      16.7%       14.8%       13.0%       11.2%       9.4%        7.7%
                  2005          25.8%      24.1%       22.7%      21.3%       20.0%       18.7%       17.4%       16.1%      14.9%
                  2006          23.4%      22.0%       20.9%      19.9%       18.8%       17.8%       16.8%       15.8%      14.8%
                           ---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

ASSUMPTIONS
      44% SHARE PRICE PREMIUM PRE-BID, 54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/FLAT MARGINS CASE ($MM, EXCEPT PER SHARE DATA)


----------------------------------------------------------------------------------
                                  USES OF FUNDS
----------------------------------------------------------------------------------
Total Shares Outstanding (MM)                                               10.04
Stock Price (as of 04/20/00)                                               $13.00
Premium                                                                     44.2%
                                                                          -------
Tender Purchase Price per Share                                            $18.75

TOTAL SHARE PURCHASE PRICE                                                 $188.3

Plus:  Value of Options                                                       4.4
                                                                              ---
TOTAL EQUITY PURCHASE PRICE                                                $192.7

Total Transaction Fees                                                       10.0
Plus: Pro Forma Net Debt as of 3/31/00                                      (93.0)
                                                                            -----
TOTAL PURCHASE PRICE                                                       $109.7
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                         CHERRY GROUP INITIAL INVESTMENT
----------------------------------------------------------------------------------

Total Shares Outstanding (MM)                                               10.04
% Owned by Cherry Group                                                       54%

Cherry Group's Share of $93.0 Cash Distributed as Cash Dividend             $50.6
Capital Gains Tax                                                           28.0%
                                                                          -------
CHERRY GROUP'S NET PROCEEDS                                                 $36.4
Plus: Value of Cherry Group Rollover Equity                                 102.4
                                                                          -------
CHERRY GROUP INITIAL INVESTMENT                                            $138.8
----------------------------------------------------------------------------------

----------------------------------------------------------------------
                           SOURCES OF FUNDS
----------------------------------------------------------------------
                                                              2000
                         INT. RATE     $MM        %CAP       EBITDA
                        ----------------------------------------------
Bank Facility                  9.5%       $7.3        6.6%      0.20x
Subordinated Debt             12.0%        0.0        0.0%      0.00x
                                          ----        ----      -----
     Total Debt                           $7.3        6.6%      0.20x

New Common Equity                          0.0        0.0%
Rollover Common Equity                   102.4       93.4%
                                        ------       -----
     Total Common Equity                 102.4       93.4%
                                        ------       -----
TOTAL SOURCES                           $109.7      100.0%
----------------------------------------------------------------------


----------------------------------------------------------------------
                    TRANSACTION GOODWILL CALCULATION / OTHER
----------------------------------------------------------------------
Total Equity Purchase Price                                    $192.7
Plus: Total Transaction Fees                                     10.0
Less: Estimated Net Worth as of 3/31/00                         174.2
                                                               ------
Transaction Goodwill                                              0.0
Period of Amortization                                           20.0
Annual Transaction Goodwill Amortization (TGA)                   $0.0
Est. Public Company Expense (annual)                              1.0
----------------------------------------------------------------------


--------------------------
NOTE:  ANALYSIS ASSUMES LBO TRANSACTION CLOSES ON 3/1/00
(1) Assumes 54% of management's equity is rolled
--------------------------------------------------------------------------------
                                     - 64 -

IRR SENSITIVITY ANALYSIS ($ PER SHARE)
                                       54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/FLAT MARGINS CASE

                                                                 IMPLIED IRR AT 4.0X EBITDA EXIT MULTIPLE
                                                                 ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          11.3%       6.2%       2.3%       (1.5%)      (5.1%)      (8.6%)     (12.1%)     (15.4%)    (18.7%)
    EXIT          2003          21.6%      18.4%       15.9%      13.5%       11.1%        8.8%        6.5%        4.4%       2.2%
    YEAR          2004          19.1%      16.8%       15.0%      13.3%       11.5%       9.9%         8.2%        6.6%       5.0%
                  2005          17.7%      16.0%       14.6%      13.2%       11.9%       10.6%        9.3%        8.0%       6.8%
                  2006          16.6%      15.1%       14.0%      12.9%       11.9%       10.8%        9.8%        8.8%       7.7%
                           ---------------------------------------------------------------------------------------------------------

                                                                 IMPLIED IRR AT 5.0X EBITDA EXIT MULTIPLE
                                                                 ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          25.1%      19.9%       16.0%      12.2%        8.6%        5.1%        1.7%       (1.6%)     (4.8%)
    EXIT          2003          31.0%      27.8%       25.3%      23.0%       20.7%       18.4%       16.2%       14.1%      12.1%
    YEAR          2004          25.6%      23.3%       21.6%      19.9%       18.2%       16.6%       15.0%       13.5%      12.0%
                  2005          22.5%      20.8%       19.4%      18.1%       16.9%       15.6%       14.4%       13.2%      12.0%
                  2006          20.3%      18.9%       17.8%      16.8%       15.8%       14.8%       13.8%       12.8%      11.8%
                           ---------------------------------------------------------------------------------------------------------

                                                                 IMPLIED IRR AT 6.0X EBITDA EXIT MULTIPLE
                                                                 ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          37.5%      32.2%       28.2%      24.4%       20.8%       17.2%       13.8%       10.5%       7.3%
    EXIT          2003          39.2%      36.0%       33.6%      31.2%       28.9%       26.7%       24.5%       22.5%      20.4%
    YEAR          2004          31.2%      28.9%       27.2%      25.5%       23.9%       22.3%       20.8%       19.3%      17.8%
                  2005          26.6%      24.9%       23.6%      22.3%       21.1%       19.9%       18.7%       17.5%      16.4%
                  2006          23.5%      22.2%       21.1%      20.1%       19.1%       18.1%       17.2%       16.2%      15.3%
                           ---------------------------------------------------------------------------------------------------------

                                                                 IMPLIED IRR AT 7.0X EBITDA EXIT MULTIPLE
                                                                 ----------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          48.8%      43.5%       39.4%      35.5%       31.8%       28.2%       24.8%       21.4%      18.2%
    EXIT          2003          46.6%      43.3%       40.9%      38.5%       36.2%       34.0%       31.9%       29.8%      27.8%
    YEAR          2004          36.1%      33.9%       32.2%      30.5%       28.9%       27.4%       25.8%       24.4%      22.9%
                  2005          30.3%      28.6%       27.3%      26.0%       24.8%       23.6%       22.5%       21.3%      20.2%
                  2006          26.4%      25.0%       24.0%      23.0%       22.0%       21.0%       20.1%       19.2%      18.3%
                           ---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     - 65 -

IRR SENSITIVITY ANALYSIS ($ PER SHARE)
                                       54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/FLAT MARGINS CASE

                                                     IMPLIED IRR AT 2.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (58.1%)       NM         NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (13.8%)    (18.3%)     (22.0%)    (25.7%)     (29.6%)     (33.7%)     (38.0%)     (42.7%)    (47.9%)
    YEAR          2004          8.9%       6.2%        4.1%       2.0%       (0.1%)      (2.1%)      (4.2%)      (6.3%)     (8.4%)
                  2005          12.7%      10.8%       9.3%       7.7%        6.2%        4.7%        3.2%        1.7%       0.2%
                  2006          11.0%      9.4%        8.2%       7.0%        5.7%        4.5%        3.3%        2.0%       0.8%
                           ---------------------------------------------------------------------------------------------------------

                                                     IMPLIED IRR AT 3.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (54.8%)    (63.7%)       NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (10.4%)    (14.8%)     (18.3%)    (21.9%)     (25.6%)     (29.4%)     (33.3%)     (37.6%)    (42.1%)
    YEAR          2004          11.8%       9.2%        7.1%       5.1%        3.1%        1.0%       (1.0%)      (3.0%)     (5.0%)
                  2005          14.9%      13.0%       11.6%      10.1%        8.6%        7.1%        5.7%        4.2%       2.8%
                  2006          12.7%      11.1%        9.9%       8.7%         7.5%      6 .3%        5.1%        3.9%       2.7%
                           ---------------------------------------------------------------------------------------------------------

                                                     IMPLIED IRR AT 4.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (50.9%)    (59.4%)       NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (6.5%)     (10.8%)     (14.2%)    (17.6%)     (21.1%)     (24.7%)     (28.3%)     (32.1%)    (36.2%)
    YEAR          2004          15.1%      12.6%       10.6%       8.6%        6.6%        4.6%        2.7%        0.8%      (1.1%)
                  2005          17.5%      15.6%       14.2%      12.7%       11.3%        9.9%        8.5%        7.0%       5.6%
                  2006          14.6%      13.1%       11.9%      10.7%        9.6%        8.4%        7.3%        6.1%       5.0%
                           ---------------------------------------------------------------------------------------------------------

                                                     IMPLIED IRR AT 5.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                     -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (46.4%)    (54.4%)     (61.4%)       NM          NM         NM           NM         NM          NM
    EXIT          2003         (2.0%)      (6.1%)     (9.4%)     (12.7%)     (16.0%)     (19.3%)     (22.7%)     (26.2%)    (29.9%)
    YEAR          2004          19.0%      16.5%       14.6%      12.6%       10.7%        8.8%        6.9%        5.0%       3.2%
                  2005          20.5%      18.7%       17.3%      15.8%       14.4%       13.1%       11.7%       10.3%       8.9%
                  2006          16.9%      15.4%       14.2%      13.1%       12.0%       10.9%        9.7%        8.6%       7.5%
                           ---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     - 66 -

ASSUMPTIONS
      44% SHARE PRICE PREMIUM PRE-BID, 54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/RECESSION CASE ($MM, EXCEPT PER SHARE DATA)


----------------------------------------------------------------------------------
                                  USES OF FUNDS
----------------------------------------------------------------------------------
Total Shares Outstanding (MM)                                               10.04
Stock Price (as of 04/20/00)                                               $13.00
Premium                                                                     44.2%
                                                                            -----
Tender Purchase Price per Share                                            $18.75

TOTAL SHARE PURCHASE PRICE                                                 $188.3

Plus:  Value of Options                                                       4.4
                                                                              ---
TOTAL EQUITY PURCHASE PRICE                                                $192.7

Total Transaction Fees                                                       10.0
Plus: Pro Forma Net Debt as of 3/31/00                                      (93.0)
                                                                            -----
TOTAL PURCHASE PRICE                                                       $109.7
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                             CHERRY GROUP INITIAL INVESTMENT
----------------------------------------------------------------------------------

Total Shares Outstanding (MM)                                               10.04
% Owned by Cherry Group                                                       54%

Cherry Group's Share of $93.0 Cash Distributed as Cash Dividend             $50.6
                                                                            -----
Capital Gains Tax                                                           28.0%
                                                                            -----
CHERRY GROUP'S NET PROCEEDS                                                 $36.4
Plus: Value of Cherry Group Rollover Equity                                 102.4
                                                                            -----
CHERRY GROUP INITIAL INVESTMENT                                            $138.8
----------------------------------------------------------------------------------

----------------------------------------------------------------------
                         SOURCES OF FUNDS
----------------------------------------------------------------------
                                                              2000
                         INT. RATE     $MM        %CAP       EBITDA
                        ----------------------------------------------
Bank Facility                  9.5%       $7.3        6.6%      0.20x
Subordinated Debt             12.0%        0.0        0.0%      0.00x
                                          ----        ----      -----
     Total Debt                           $7.3        6.6%      0.20x

New Common Equity                          0.0        0.0%
Rollover Common Equity                   102.4       93.4%
                                        ------       -----
     Total Common Equity                 102.4       93.4%
                                        ------       -----
TOTAL SOURCES                           $109.7      100.0%
----------------------------------------------------------------------


----------------------------------------------------------------------
                  TRANSACTION GOODWILL CALCULATION / OTHER
----------------------------------------------------------------------
Total Equity Purchase Price                                    $192.7
Plus: Total Transaction Fees                                     10.0
Less: Estimated Net Worth as of 3/31/00                         174.2
                                                                -----
Transaction Goodwill                                              0.0
Period of Amortization                                           20.0
Annual Transaction Goodwill Amortization (TGA)                   $0.0
Est. Public Company Expense (annual)                              1.0
----------------------------------------------------------------------


---------------------------
NOTE:  ANALYSIS ASSUMES LBO TRANSACTION CLOSES ON 3/1/00
(1) Assumes 54% of management's equity is rolled
------------------------------------------------------------------------
                                     - 67 -

IRR SENSITIVITY ANALYSIS ($ PER SHARE)
                                       54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/RECESSION CASE

                                                                 IMPLIED IRR AT 4.0X EBITDA EXIT MULTIPLE
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (22.5%)    (27.9%)     (32.1%)    (36.3%)     (40.5%)     (44.7%)     (48.9%)     (53.2%)    (57.7%)
    EXIT          2003         (4.7%)      (8.3%)     (11.2%)    (14.1%)     (17.0%)     (19.8%)     (22.7%)     (25.7%)    (28.6%)
    YEAR          2004          0.1%       (2.6%)     (4.8%)      (7.0%)      (9.2%)     (11.3%)     (13.6%)     (15.8%)    (18.1%)
                  2005          3.6%        1.5%      (0.2%)      (1.9%)      (3.6%)     (5.2%)       (6.9%)     (8.7%)     (10.4%)
                  2006          6.2%        4.5%       3.2%        1.8%        0.5%      (0.8%)       (2.2%)     (3.5%)      (4.9%)
                           ---------------------------------------------------------------------------------------------------------

                                                                 IMPLIED IRR AT 5.0X EBITDA EXIT MULTIPLE
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (12.0%)    (17.2%)     (21.2%)    (25.2%)     (29.1%)     (32.9%)        NM       (40.5%)       NM
    EXIT          2003          3.2%       (0.2%)     (3.0%)      (5.6%)      (8.2%)     (10.8%)     (13.4%)     (16.0%)    (18.6%)
    YEAR          2004          6.0%        3.4%       1.4%       (0.6%)      (2.5%)     (4.5%)       (6.4%)     (8.4%)     (10.3%)
                  2005          8.2%        6.2%       4.6%        3.1%        1.5%       0.0%        (1.5%)     (3.0%)      (4.5%)
                  2006          9.9%        8.3%       7.0%        5.8%        4.6%       3.4%         2.2%       1.0%       (0.2%)
                           ---------------------------------------------------------------------------------------------------------

                                                                 IMPLIED IRR AT 6.0X EBITDA EXIT MULTIPLE
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002         (2.6%)      (7.7%)     (11.7%)    (15.5%)     (19.3%)     (22.9%)     (26.5%)     (30.1%)    (33.6%)
    EXIT          2003          10.1%       6.7%       4.1%        1.6%       (0.9%)     (3.4%)       (5.8%)     (8.2%)     (10.5%)
    YEAR          2004          11.1%       8.6%       6.7%        4.8%        3.0%       1.1%        (0.7%)     (2.5%)      (4.2%)
                  2005          12.1%      10.2%       8.7%        7.2%        5.8%       4.4%         3.0%       1.6%        0.2%
                  2006          13.0%      11.5%       10.3%       9.1%        8.0%       6.8%         5.7%       4.6%        3.5%
                           ---------------------------------------------------------------------------------------------------------

                                                                 IMPLIED IRR AT 7.0X EBITDA EXIT MULTIPLE
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002          5.9%        0.8%      (3.1%)      (6.9%)     (10.5%)     (14.1%)     (17.6%)     (21.0%)    (24.3%)
    EXIT          2003          16.2%      12.9%       10.3%       7.9%        5.5%       3.1%         0.8%      (1.5%)      (3.7%)
    YEAR          2004          15.5%      13.1%       11.3%       9.5%        7.7%       6.0%         4.2%       2.6%        0.9%
                  2005          15.5%      13.6%       12.2%      10.8%        9.4%       8.1%         6.7%       5.4%        4.1%
                  2006          15.7%      14.3%       13.1%      12.0%       10.9%       9.8%         8.8%       7.7%        6.7%
                           ---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

IRR SENSITIVITY ANALYSIS ($ PER SHARE) 54% MGMT. EQUITY ROLLED AND 0% NEW EQUITY
--------------------------------------------------------------------------------
BUDGET/RECESSION CASE

                                                  IMPLIED IRR AT 2.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                  -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002           NM          NM         NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (39.1%)    (46.8%)     (54.5%)       NM          NM         NM           NM         NM          NM
    YEAR          2004         (21.3%)    (26.2%)     (30.5%)    (35.5%)     (41.5%)     (49.4%)        NM         NM          NM
                  2005         (2.3%)      (4.9%)     (7.0%)      (9.3%)     (11.5%)     (13.9%)     (16.4%)     (19.0%)       NM
                  2006          0.6%       (1.4%)     (3.1%)      (4.9%)      (6.7%)     (8.5%)      (10.5%)     (12.5%)    (14.7%)
                           ---------------------------------------------------------------------------------------------------------


                                                  IMPLIED IRR AT 3.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                  -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002           NM          NM         NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (36.0%)    (43.2%)     (50.0%)    (58.5%)        NM         NM           NM         NM          NM
    YEAR          2004         (18.8%)    (23.4%)     (27.5%)    (31.9%)     (37.1%)     (43.4%)     (52.3%)       NM          NM
                  2005         (0.1%)      (2.6%)     (4.7%)      (6.8%)      (9.0%)     (11.2%)     (13.5%)     (15.8%)    (18.4%)
                  2006          2.3%        0.3%      (1.3%)      (2.9%)      (4.7%)     (6.4%)       (8.2%)     (10.1%)    (12.1%)
                           ---------------------------------------------------------------------------------------------------------


                                                  IMPLIED IRR AT 4.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                  -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002           NM          NM         NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (32.5%)    (39.2%)     (45.3%)    (52.4%)        NM         NM           NM         NM          NM
    YEAR          2004         (16.0%)    (20.4%)     (24.1%)    (28.1%)     (32.6%)     (37.9%)     (44.4%)     (53.8%)       NM
                  2005          2.3%       (0.1%)     (2.1%)      (4.1%)      (6.1%)     (8.2%)      (10.3%)     (12.5%)    (14.8%)
                  2006          4.2%        2.3%       0.8%       (0.8%)      (2.4%)     (4.1%)       (5.8%)     (7.5%)      (9.3%)
                           ---------------------------------------------------------------------------------------------------------


                                                  IMPLIED IRR AT 5.0% PERPETUITY GROWTH RATE AND DISCOUNT RATE OF 12%
                                                  -------------------------------------------------------------------
PER SHARE PURCHASE PRICE       $18.75     $20.00      $21.00     $22.00      $23.00      $24.00      $25.00      $26.00     $27.00
                           ---------------------------------------------------------------------------------------------------------
                  2002           NM          NM         NM          NM          NM         NM           NM         NM          NM
    EXIT          2003         (28.5%)    (34.7%)     (40.2%)    (46.4%)     (53.8%)       NM           NM         NM          NM
    YEAR          2004         (12.8%)    (16.9%)     (20.3%)    (24.0%)     (28.0%)     (32.4%)     (37.5%)     (43.9%)    (52.9%)
                  2005          5.2%        2.8%       1.0%       (0.9%)      (2.9%)     (4.8%)       (6.8%)     (8.8%)     (10.8%)
                  2006          6.5%        4.7%       3.2%        1.7%        0.1%      (1.4%)       (3.0%)     (4.6%)      (6.3%)
                           ---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------






                   ------------------------------------------



                                PREMIUMS ANALYSIS



                   ------------------------------------------






--------------------------------------------------------------------------------
                                     - 70 -

PREMIUMS ANALYSIS: MINORITY CLOSE-OUTS
-------------------------------------------------------------------------------

                                                                                                         % STOCK PREMIUM BEFORE
   DATE                                                                         EQUITY PURCHASE            ANNOUNCEMENT DATE
ANNOUNCED                  TARGET                              ACQUIROR          PRICE ($MM)     1 DAY         1 WEEK      4 WEEKS
---------  ----------------------------------- -------------------------------  ---------------  ------- --------------  -----------
03/21/00   Travelers Property Casualty         Citigroup Inc.                       $2,423.0        23%            38%          34%
02/22/00   IXnet Inc. (IPC Information)        Global Crossing Ltd.                  2,694.0        18%            23%          26%
01/31/00   Thermo BioAnalysis (Thermo)         Thermo Instrument Systems Inc.          592.4        51%            56%          53%
01/19/00   Trigen Energy Corp.                 Elyo (Suez Lyonnaise des Eaux)          296.2        38%            42%          32%
11/12/99   Howmet International Inc.           Cordant Technologies Inc.             1,700.5        21%            19%          38%
10/21/99   Student Loan Corporation            Citigroup Inc.                          900.0        11%            12%           1%
04/01/99   Aqua Alliance Inc.                  Vivendi SA                              562.8        29%            19%         102%
03/24/99   Knoll Inc. (Warburg, Pincus)        Warburg, Pincus Ventures Inc.         1,154.2        84%            52%          46%
03/21/99   Spelling Entertainment Group        Viacom Inc. (Nat'l Amusements)          927.1         8%            43%          54%
10/27/98   Citizens Corp. (Hanover Ins Co)     Allmerica Financial Corp.             1,165.0        21%            17%          21%
10/22/98   BA Merchant Svcs. (BankAmerica)     Bank of America National Trust        1,003.6        47%            56%          42%
07/17/98   West Teleservices Corp.             Investor Group                          981.6        26%            29%          23%
07/07/98   Life Technologies Inc. (Dexter)     Dexter Corp.                            924.1        25%            25%          19%
04/30/98   Mycogen Corp. (Dow AgroSciences)    Dow AgroSciences (Dow Chemical)       1,067.3        42%            40%          52%
03/27/98   Int'l Specialty Products            ISP Holdings Inc.                     1,789.6         4%             2%          15%
03/17/98   BET Holdings Inc.                   Investor Group                          717.2        54%            58%          58%
03/02/98   Coleman Co. Inc.                    Sunbeam Corp.                         1,653.7        44%            59%         121%
01/22/98   BT Office Products Int'l Inc.       Koninklijke KNP BT NV                   460.2        33%            79%          79%
09/18/97   Guaranty National Corp.             Orion Capital Corp.                     554.2        11%            24%          28%
06/20/97   Wheelabrator Technologies Inc.      Waste Management Inc.                 2,671.5        27%            28%          31%
06/02/97   Acordia Inc. (Anthem Inc.)          Anthem Inc.                             540.0        13%            11%          26%
05/16/97   Riviera Holdings Corp.              R&E Gaming Corp.                         73.7        18%            17%           8%
05/14/97   Enron Global Power & Pipelines      Enron Corp.                             884.7        12%            14%          20%
05/05/97   Florida East Coast Industries Inc.  St Joe Paper Co.                        923.3        15%            17%          10%
02/25/97   Fina Inc.                           Petrofina SA                          1,754.0        20%            19%          22%
02/20/97   NHP Inc. (Apartment Investment)     Apartment Investment & Mgmt. Co.        254.6        28%            25%          17%
01/28/97   Calgene Inc. (Monsanto Co.)         Monsanto Co.                            485.7        62%            60%          60%
01/21/97   Mafco Consolidated Grp. (Mafco)     Mafco Holdings Inc.                     778.5        24%            24%          28%
01/13/97   Zurich Reinsurance Centre           Zurich Versicherungs GmbH               942.5        17%            19%          12%
11/20/96   Marvel Enterprises Inc.             Andrews Group Inc.                      626.4        29%            26%          20%
08/26/96   Bankers Life Holding (Conseco)      Conseco Inc.                          1,236.8        15%            10%          12%
05/27/96   SyStemix Inc. (Novartis AG)         Novartis AG                             389.7         5%            70%          59%

                                               -------------------------------------------------------------------------------------
                                               MEDIAN                                             23.5%          24.7%        27.7%
                                               IMPLIED SHARE PRICE (1)                           $16.06         $15.74       $19.80
                                               -------------------------------------------------------------------------------------

----------------------------------
Note: Universe reflects transaction sizes of between $100MM and $3 billion since 1996 for which the acquiror owned more than 50% of the target prior to the transaction and closed out the remaining stake
(1) Implied share price based on Cherry closing price 1 day, 1 week and 4 weeks prior to the Cherry Group's bid
--------------------------------------------------------------------------------
                                     - 71 -

--------------------------------------------------------------------------------








                  --------------------------------------------



                                 APPENDICES



                  --------------------------------------------






--------------------------------------------------------------------------------
                                     - 72 -

--------------------------------------------------------------------------------







                     -------------------------------------



                            LETTERS FROM SHAREHOLDERS



                     -------------------------------------








--------------------------------------------------------------------------------

[LOGO]


May 12, 2000

Mr. Robert B. McDermott
The Cherry Corporation
Director
3600 Sunset Avenue
Waukegan, IL 60087

Dear Mr. McDermott:

On May 2, 2000 we sent you a letter summarizing our investment in Cherry Corporation and our belief that the $18.75 per share offer made by Mr. Peter Cherry did not represent fair value. Yesterday, Mark IV Industries announced they were in discussions with the British buyout firm, BC Partners. The Wall Street Journal reported the buyout could be for $26 per share. Based on Mark IV's reported February 2000 year end results, a $26 per share offer represents an approximate 5.2x EBITDA multiple and a 8.3x enterprise value to EBITDA multiple. Compare that to the Cherry proposal which we estimate at 2x EBITDA and less than 4x enterprise value to EBITDA adjusted for cash. We believe the Mark IV proposed transaction is compelling evidence that Mr. Cherry's offer to take the company private at $18.75 is undervalued.

Accordingly, we reiterate the comments we made in our letter of May 2, 2000 and remind you of your fiduciary responsibility to shareholders.

Sincerely,

/s/ Bill Nasgovitz

William J. Nasgovitz
President

cc:    Mr. Peter B. Cherry


--------------------------------------------------------------------------------

[LOGO]


May 2, 2000

Mr. Robert B. McDermott
The Cherry Corporation
Director
36OO Sunset Avenue
Waukegan, IL 60087

Dear Mr. McDermott:

Heartland Advisors, Inc. provides investment advisory services to Heartland Group, Inc., a registered investment company, as well as private investment advisory clients. Between Heartland Value Fund, a series of the Heartland Group, and private investment advisory clients, Heartland Advisors may be deemed the beneficial owner of 550,000 shares of Cherry Corporation stock. We have been owners of Cherry Corporation stock since July 1995 and have observed the various actions management has taken to enhance shareholder value including the Dutch tender offer, adopting one class of common stock, and selling the semiconductor operations. We applaud these actions and are dismayed with the market reaction as, no doubt, you and the company management have been. Nevertheless, we believe the offer by Mr. Cherry to acquire the outstanding stock not owned by he or the affiliated trusts for $18.75 per share in cash does not represent reasonable value for the company.

It is our understanding that book value will approximate $27 after the sale of the semiconductor operations. The offer of $18.75 is less than 70% of book value. Of 26 auto parts suppliers we follow, only 4 trade at less than 70% of book value at a time when this group is out of favor. We would also note the company had capital expenditures in the retained companies of nearly $90mm for the three years ended February 1999. Assuming the average of those three years was spent in 2000, approximately $120mm was expended over the last four years. Thus, we feel it is reasonable to assume the assets are current and functional.

Although it is difficult to estimate earnings of Cherry Corporation exclusive of the semiconductor operations, we estimate the company could earn approximately $0.80 - $0.90 per share not giving effect to the interest that will be earned on $100 million in cash. As such, adjusting for the cash balance of approximately $10 per share, the adjusted offer of $18.75 represents a price earnings ratio of approximately 10X earnings. We also estimate EBITDA (earnings before interest, taxes and depreciation) at approximately $46 million, exclusive of interest on the $100 million in cash. This suggests that the company is being sold at 2X EBITDA ($190 million purchase price less $100 million in cash divided by EBITDA). This, in our view, is an extremely low multiple on a metric often used to value companies in private equity transactions.

--------------------------------------------------------------------------------

Mr. Robert B. McDermott
Page 2


In December 1998, the company completed a Dutch tender offer under which it repurchased 1,687,500 Class A shares and 562,500 Class B shares at a price of $15.50. At that time the book value per share was approximately $16.00. Applying a similar ratio to todays book value would imply a price of approximately $26. We would also note the stock recently (March 1, 2000) traded at $25 per share. Mr. Cherry's offer is 75% of this value.

We believe there is ample basis to question the fairness of Mr. Cherry's offer of $18.75 per share. We also believe the press announcement indicating that Mr. Cherry "is not interested in selling their interest in the company to a third party" is an attempt to discourage outside parties from bidding on the company and potentially attaining a better return for shareholders. The committee has a special fiduciary responsibility to shareholders to obtain reasonable value for the company. We would suggest you review the circumstances of the recently settled Kohler Company (of Kohler Wisconsin which produces plumbing fixtures and small engines) dispute over the valuation of shares in a control situation. There are parallels to the Cherry situation. We strongly urge you to retain a reputable investment banking firm not to render a fairness opinion to justify the offered price, but to assess the value of the company in a free market environment. We do not repute to be experts in the valuation of firms, but do believe, based on our experience, that the offer on the table does not represent fair value.

We congratulate the Board and management for the proactive actions taken over the past two years to enhance shareholder value, and as we are certain you are, have been disappointed with the markets reaction. We believe Mr. Cherry's decision to take the company private is an appropriate one in today's environment. Valuing a company is not a precise process. However, in this situation we believe shareholders deserve a higher price and that an independent evaluation will support that belief. We would be pleased to discuss the above with the committee should you so desire.

Sincerely,

/s/ Bill Nasgovitz

William J. Nasgovitz
President

cc:    Mr. Peter B. Cherry


--------------------------------------------------------------------------------

                                   7 Fairway Drive
                                   Andover, MA 01810
                                   May 1, 2000



To Members of the Special Committee of the Cherry Corporation Board of
Directors:
          Alfred S. Budnick
          Charles W. Denny
          Peter A. Guglielmi
          Robert B. McDermott
          Dr. Thomas L. Martin, Jr.
          W. Ed Tyler
          Henry J. West

I have been a significant individual shareholder of Cherry Corp. since 1993 and am writing to Board members to communicate my displeasure with the proposed management buyout price of $18.75. I applaud management's action to go private given the lack of brokerage Street coverage, the illiquidity of the stock, and the cash rich balance sheet. But I consider the proposed buyout price of $18.75 does not fairly value the company and is not consistent with prior action of the Board.

Allow me to make four points.

First, in December 1998 the company executed a Dutch tender for 2.25 million shares at $15.50 per share. The book value at the time was approximately $16. This was a fair tender price as it reflected the company's book value. I calculate the current book value at approximately $28, pro forma for the sale of Cherry Semiconductor Division. Surely the Board cannot say that a price at 67% of book value is fair to shareholders when the company's offer to shareholders was 97% of book value only 16 months ago. Furthermore, I would add that the discount from book value should be less and not more than it was in December 1998 because management has wisely taken steps to enhance the value of the company by selling a cash hungry operation with an uncertain competitive position and significantly improving the balance sheet in the process.

Second, according to management's last conference call, cash net of debt is $10 per share. Subtracting the cash per share from the $18.75 offer indicates that management is proposing to buy all the fixed assets, receivables, and inventory for $8.75 per share or approximately $88 million. According to the February 29, 2000 balance sheet pro forma for the sale of Cherry Semiconductor, net property, affiliate investments, inventory and receivables together approximate $214 million. Since the inventories are fresh, the receivables are good, and the plant is modernized (given capital spending of $128 million in the past three years), surely the Board cannot say that a price of 41% of the depreciated value of the firm's operating assets is a fair price to pay shareholders.


--------------------------------------------------------------------------------

May 1, 2000
Page 2


Third, the stock has ranged in price from $13 to $26 over the past eight weeks.
Using a formulaic determined premium based on the low price of the range no more equals fair value than shareholders saying they deserve a premium based on the high price of the recent range.

Fourth, again subtracting the $10 of cash per share prom the $18.75 leaves $8.75, which is what management would be paying for the operating assets. On the most recent conference call management stated that EBITDA from continuing operations for the past year was $37 million. Since this reflects no interest income from the $10 per share net cash, management's ex-cash buyout price is only 2.4X EBITDA, an absurdly low offer.

Finally, I question whether Peter Cherry's statement that he will buy out the minority shareholders but not sell his stock to another company might violate the rights of the minority shareholders by discouraging any outside party from bidding.

In conclusion, the Special Committee of the Board is charged with evaluating whether $18.75 per share represents a fair offer from management. I have tried to show that it doesn't and would encourage the Board to seek a higher offer from management.

                                        Yours truly,

                                        /s/ George Vanderheiden

                                        George A. Vanderheiden
cc:  Peter Cherry


--------------------------------------------------------------------------------

                                  [LETTERHEAD]



April 20,2000



Cherry Corporation
3600 Sunset Avenue
Waukegan, IL 60087



Attn: Peter Cherry, President



Dear Peter,

On January 27th of this year I read with interest the news release that said the "Board of Directors had decided to explore various strategic alternatives...", in regards to Cherry Semiconductor Corporation. It went on to say that you were "pursuing strategic alternatives that would maximize shareholder value," What happened?

Years ago, when I became a representative for Cherry Semiconductor Corporation I purchased a substantial amount of Cherry Corp. stock. After the announcement in January I thought that finally the stock was going to move in a positive direction. But here we sit with about $200 million dollars in the company account and my stock is still at $13.00 a share.

This is not "maximizing shareholder value. Please explain what you are doing for us.

Regards,


/s/ John Mckenzie

John Mckenzie


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------








                   ------------------------------------------



                           RECENT ARTICLES FROM MAJOR
                                  PUBLICATIONS



                   ------------------------------------------










--------------------------------------------------------------------------------

                                 Cherry-Picking

                BEWARE MAJORITY SHAREHOLDERS OFFERING BUYOUT BIDS

--------------------------------------------------------------------------------
                                  FAIR PRICES?
--------------------------------------------------------------------------------
More companies are getting buyout offers from large equity holders. This has prompted complaints from minority holders that the prices are inadequate. But dominant shareholders generally hold the upper hand.

                                                           ACQUIRER'S
ACQUIRER                      TARGET                TICKER   STAKE    OUTCOME
----------------------------------------------------------------------------------------------------------------
CITIGROUP                     Travelers Property     TAP      86%     Offers $41.95 a share, 11 times 2000
                                                                      profits. Deal completed in April.

CITIGROUP                     Student Loan Corp.     STU      80%     Offers $45 a share. After shareholder
                                                                      protest, withdraws offer, Student Loan
                                                                      now at 38.

HARTFORD FIN'L                Hartford Life          HU       81.5%   Initially offers $44 a share. Sweetens bid
                                                                      to $50.50. Gets board okay.

CNA FINANCIAL                 CNA Surety             SUR      63%     Offers $13 a share in March. Withdrew
                                                                      offer. Shares fell to 11 3/4.

PETER CHERRY                  Cherry                 CHER     54%     Peter Cherry offers $18.75 a share to
                                                                      minority holders. Unidentified bidder now
                                                                      offering $26 a share for whole firm.
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 BY ANDREW BARY
--------------------------------------------------------------------------------

         MINORITY INVESTORS IN an increasing number of depressed companies are getting buyout bids from majority holders. While recent investors in these stocks have reason to cheer, long-time shareholders often complain that the offers are inadequate. The buyout offers invariably come after the stocks have fallen sharply or languished at low levels. The dominant investor usually trumpets the premium above the previously low stock price, while a comparison with the stock's former peak is left unspoken.

         In recent months, Citigroup, for example, completed a $2.2 billion deal to take out minority holders in Travelers Property Casualty -- just weeks ahead of the recent rally in insurance stocks. The financial giant attempted a similar grab for Student Loan, but withdrew the offer when minority stockholders objected. The accompanying charts and table show a group of companies that have been subject to buyout offers from sizable holders.

         The Citigroup situation shows the risks of being a junior partner to a dominant shareholder. "You have to be aware that, if the parent organization is going to buy you out, it probably won't give you as much money as an independent buyer," says Tom Geggins, a portfolio manager with the John Hancock funds.

         One little-known situation involves Cherry, an industrial company that makes electrical switches and sensors, as well as keyboards. Cherry, whose stock has moved little in recent years, got a buyout offer last month from its chairman, Peter Cherry, who owns 54% of the 10 million outstanding shares. Cherry offered $18.75 a share in cash to minority holders.

         This bothered many investors because Cherry's book value is $17 a share, and is set to go substantially higher with the company's sale of its semiconductor business for $250 million, or an estimated $18 a share after taxes. In effect, Cherry would have been able to buy the shares he doesn't own with the proceeds from the sale and still have cash left over.

         Last week, Cherry disclosed that it got a $26-a-share cash bid from an undisclosed buyer, prompting its stock to jump two points to 20. But the shares remain below the new takeover offer because of concern that Peter Cherry may turn it down. He has stated that he isn't interested in selling to a third party.

         In the meantime, Cherry could be worth at least $30-$35 a share, given that its non-semiconductor units generate $400 million in annual revenues, are profitable, and are arguably undermanaged.

THE CITI NEVER SLEEPS

         Citigroup's shrewd management, led by Chairman Sandy Weill, moved to gain full control of Travelers Property Casualty just before investor interest returned to that depressed sector. When Travelers Property traded for around 33 in March, Citigroup offered to pay $41.50 a share to minority holders who control about 14% of the shares.

         That price looked generous compared to 33, but only amounted to around 11 times Travelers' estimated profit for 2000 and was below the company's peak of 46 in 1998. It should come as no surprise that the deal will be accretive for Citigroup, which, at 58 1/2, trades for around 17 times estimated 2000 profits. Citigroup eventually bumped up the offer to $41.95 before closing the deal in April.

         Citigroup's spiteful attitude toward minority holders of Student Loan, a leading player in the student-loan market, has gotten little attention outside the pages of BARRON'S (most notably an article in June
1997). Student Loan's stock, at 38, is no higher than where it stood in 1996 despite the company's rising profits, which hit $4.47 a share last year, up from $3.20 three years earlier.

         Citigroup's handling of Student Loan has angered many minority holders, who argue that Citigroup has failed to maximize the company's profits by overcharging Student Loan on various fees and by keeping too much capital in the company. It also galls some minority holders that Student Loan is run as a virtual ward of Citigroup. Student Loan's management actually gets options and restricted stock in Citigroup, and its predecessor, Citicorp, not Student Loan. This makes Student Loan one of the few public companies whose management receives incentives in the stock of another firm. Its top executives and officers own just 8,100 Student Loan shares, according to the company's proxy.

         Last October, Citigroup offered to buy the 20% of stock in public hands -- some four million shares -- at $45, an offer deemed $10-$15 a share too low by many Student Loan holders. The stock then moved up to around 50 in anticipation of a higher bid. Student Loan holders assumed that Citigroup would bump up its offer because, after all, an additional $10 a share would mean just $40 million to Citigroup, which is expected to earn over $10 billion this year. But in February, Citigroup, without comment, walked away, sending Student Loan's stock down to its current level.

         The same fate befell holders of CNA Surety. CNA Financial, the property and casualty insurer, offered minority investors $13 a share in March. That was about $1 above CNA Surety's price at the time, but below its 52-week high of 15 1/2. CNA Surety moved up to 14 amid expectations of a sweetened offer. But Friday, CNA Financial withdrew its offer, saying it was unable to reach a deal with CNA Surety in an environment of "sharply" rising insurance stocks. CNA Surety fell 2 3/8 Friday to 11 3/8, and now trades for just eight times projected 2000 profits.

         HARTFORD FINANCIAL SERVICES GROUP, the large property and casualty insurer, recently sweetened its bid to buy out minority holders of Hartford Life to $50.50 a share, up from the initial offer of $44 in April, and got approval from Hartford Life's board. Hartford Financial is paying less than 13 times projected 2000 profits for the fast-growing Hartford Life, which is a big player in the annuity business. Wall Street believes the deal is good for Hartford Financial, whose stock is up over 40%, to 60, since the initial offer was made in late March.

         Then there's American Real Estate Partners, featured last week in BARRON'S. Minority holders in that cash-rich firm, controlled by financier Carl Icahn, have been waiting in vain for him to buy them out at something close to the company's book value of $20 a share, sharply above the current price of $9. But the stubborn Icahn, who owns 85% of the company, told BARRON'S that he has no intention now of taking it private, meaning investors may face a long wait.

                                    [GRAPHIC]

                                 TRAVELER'S PROP

                                     [GRAPH]

                                  STUDENT LOAN

                                     [GRAPH]

                                  HARTFORD LIFE

                                     [GRAPH]

                                   CNA SURETY

                                     [GRAPH]

                                     CHERRY

                                     [GRAPH]

--------------------------------------------------------------------------------

Investors try to squash Cherry's buyout                            Page 1 of 2



                                     [LOGO]
                               BACK TO THE ISSUE

INVESTORS TRY TO SQUASH CHERRY'S BUYOUT
Suits claim manufacturer's takeover bid is the pits
May 1, 2000
BY JANET NEIMAN

Cherry Corp. faces shareholder ire and legal action as four suits filed in Delaware Chancery Court last week seek to stop the proposed bid by Chairman Peter Cherry and his family to take the company private.

Mr. Cherry and a group of family members, who together control 54% of the Waukegan -based electronics firm's stock, last month offered to buy the rest of the company for $18.75 per share in cash, or about $86.2 million.

But four class-action shareholder suits - filed against Mr. Cherry, the other directors and the corporation - question the timing of the offer and contend that Mr. Cherry has a "clear and material" conflict of interest between seeking the lowest price to buy the company and trying to provide the highest value for shareholders.

Mr. Cherry would not comment on the suits or questions raised about the timing or structure of the offer. I think I know what our situation is," he said, "and this seems right for us."

The offer, which came shortly after a major corporate restructuring, places an artificial cap on the stock price, the suits allege.

The only real pertinent issue is that it's too cheap," says Scott Shepherd, a Pennsylvania attorney who represents John McKenzie, an Indiana resident who owns about 15,000 shares of Cherry. "The courts in Delaware look closely when you own a majority (and propose a buyout). You have to pay a premium, and often a substantial premium."

'INTERESTING SITUATION'

Mr. Cherry and his family group own almost 5.5 million of the 10 million outstanding shares of Cherry, which makes electrical switches, sensors, electronic keyboards and controls. Mr. Cherry has engaged BankAmerica Securities as investment banker for the buyout.

No other company directors are involved in the buyout proposal. A special committee of independent directors was appointed to consider the proposal. They have hired Chicago law firm Sidley & Austin as legal counsel and are in the process of hiring an independent financial adviser.

"It's an interesting situation," said Robert B. McDermott, a Cherry board member and former partner of McDermott Will & Emery, which is outside counsel for Cherry Corp.

The buyout offer came just weeks after the company closed the sale of its Rhode Island -based Cherry Semiconductor Corp. unit for $250 million in cash. BankAmerica Securities was also the corporate investment adviser on that deal,

Shareholders are disgruntled with Mr. Cherry's offer because they say $18.75 a share would total roughly the amount of cash realized from the sale of the semiconductor business after taxes.

Essentially, they argue, that would give Mr. Cherry the rest of the company for nothing.

Indeed, the sale of the semiconductor unit may be the very crux of the suits. With sales of approximately $130 million, Cherry Semiconductor was considered by many the most valuable pail of the company, with income of about $6.4 million in the fiscal year ended February 1999, up 30% over the previous year.

Cherry Corp. ended the most recent fiscal year with net earnings from continuing operations - not including the semiconductor unit - down 58% from last year, to $5.87 million, on sales that were flat at about $360.7 million.


--------------------------------------------------------------------------------

Now, stockholders are questioning not only the price Cherry accepted for the unit, but the motivation for the sale.

"We're looking at it' said Paul Geller, a Florida attorney who filed one of the four class action suits. "That's something that's important to our case."

Some observers speculate that Mr. Cherry is trying to put the stock into play. But Mr. Cherry has said his group doesn't want to sell its interest to another party. With the Cherry family group holding more than half the stock, a hostile bid is unlikely, and Mr. Cherry said such a takeover threat was "not a particular motivation.'

TRYING FOR MORE MONEY?

Even after the balance sheet was bolstered by the $250 million reaped in the semiconductor business sale, Cherry's stock spiked only briefly from its seven-year range in the low teens before falling back as stockholders responded unenthusiastically to company plans to redeploy the proceeds in continuing businesses.

Meanwhile, long-term debt has been pared to $4.7 million from $75 million a year ago.

Considering the stock's price history -- $10 to $17 over the past seven years
-- $18,75 "doesn't took like a price you'd want to argue with," said Tony Maramarco, manager of the Babson Shadow Stock Fund, a fund of computer -selected micro-cap stocks that holds 19,200 shares of Cherry.

Like others, Mr. Maramarco believes the lawsuits may just be a way to eke out more money for shareholders.

"Usually, if other shareholders squawk about it and threaten lawsuits and such things, that typically is a way to get a few more dollars out of the offering that's out there," Mr. Maramarco said. "Money talks."


--------------------------------------------------------------------------------

ADDENDUM
--------------------------------------------------------------------------------


- THE FOLLOWING PAGE WAS PRESENTED AT THE FINAL MEETING OF THE SPECIAL COMMITTEE HELD ON JUNE 4, 2000























--------------------------------------------------------------------------------

IMPLIED VALUATION OF CHERRY GROUP PROPOSAL OF $26.40/SHARE
--------------------------------------------------------------------------------
($MM, EXCEPT PER SHARE DATA)

---------------------------------------- -------------------------------------------------------------------------------------------
    IMPLIED MARKET CAPITALIZATION                                    SHARE PRICE PREMIUM COMPARISON
---------------------------------------- -------------------------------------------------------------------------------------------
                                                                                                                     52-WEEK
                                                                                                                --------------------
OFFER PRICE                      $26.40                                          1-DAY       1-WEEK    4-WEEK    HIGH        LOW
                                                                                ----------  --------- --------- ----------  --------
Total Shares Outstanding (MM)     10.04
Plus:  Option Value              11.07   SHARE PRICE PRIOR TO 4/24/00 (2)          $13.00      $12.63    $15.50    $26.00     $9.75
                                 ------

EQUITY MARKET VALUE              $276.2  PREMIUM IMPLIED BY THE $26.40 OFFER       103.1%      109.1%     70.3%      1.5%    170.8%

Plus:  Net Debt (1)               (93.0) Median Premiums Paid (3)                   23.5%       24.7%     27.7%   NA         NA
                                  ------
ADJUSTED MARKET VALUE            $183.2  IMPLIED CHERRY PURCHASE PRICE             $16.06      $15.74    $19.80   NA         NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                  CHERRY ACQUISITION MULTIPLES IMPLIED BY $26.40 PER SHARE PRICE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 ADJUSTED MARKET VALUE        EQUITY MARKET VALUE
                                          AMOUNTS                                   AS A MULTIPLE OF            AS A MULTIPLE OF
                   -----------------------------------------------------    -------------------------------  ----------------------
                   -----------------------------------------------------    -------------------------------  ----------------------
                     SALES      EBITDA     EBIT       NI          BV          SALES      EBITDA      EBIT        NI          BV
                   ---------- ---------- --------- ---------  ----------    ---------  ----------  --------- -----------  ---------
                   ---------- ---------- --------- ---------  ----------    ---------  ----------  --------- -----------  ---------
PRO FORMA FY 00       $360.7      $35.9     $11.1      $5.8      $174.2       0.5x        5.1x      16.5x        NM         1.6x
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                             COMPARABLE COMPANIES MULTIPLES (BASED ON MEDIAN)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      ADJUSTED MARKET VALUE
                                                                                          AS A MULTIPLE OF
                                                                   ---------------------------------------------------
                                                                      SALES        EBITDA        EBIT         FCF         P/E
                                                                   ------------  ------------ ----------- ------------ -------------
                                                                   ------------  ------------ ----------- ------------ -------------
AUTOMOTIVE ELECTRONICS COMPARABLE COMPANIES LTM MULTIPLES             0.9x          7.7x        12.6x        14.2x       22.3x
COMPUTER PERIPHERALS COMPARABLE COMPANIES LTM MULTIPLES               1.4x          10.8x       10.1x        12.8x       11.4x
SWITCHES & CONTROLS COMPARABLE COMPANIES LTM MULTIPLES                0.5x          8.2x         9.6x        7.6x        14.2x

AUTOMOTIVE ELECTRONICS COMPARABLE ACQUISITIONS LTM MULTIPLES          0.9x          7.3x        10.7x         NA         17.8x
COMPUTER PERIPHERALS COMPARABLE ACQUISITIONS LTM MULTIPLES            1.6x          7.5x        13.2x         NA         20.7x
SWITCHES & CONTROLS COMPARABLE ACQUISITIONS LTM MULTIPLES              NA            NA           NA          NA           NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

      ----------------------------
(1) Reflects net debt pro forma as of 3/31/00 and proceeds received in the sale of CSC; cash proceeds from sale reflect application of income taxes in excess of 42% due to multiple (overlapping) state taxes payable per the analysis performed by the Company's external accountants and management guidance
(2) The Cherry Group announced their original proposal of $18.75 on 4/24/00
(3) Reflects the median premiums paid since 1/1/96 for close-outs of minority stakes of acquirors with at least 50% ownership prior to bid


--------------------------------------------------------------------------------